                          PURCHASE AND SALE AGREEMENT

                                 BY AND AMONG


                           CABLE TV FUND 11-B, LTD.,
                                   as Seller


                            JONES INTERCABLE, INC.


                                      AND


                       GLOBAL ACQUISITION PARTNERS, L.P.
                                   as Buyer

                               TABLE OF CONTENTS


1.  PURCHASE AND SALE OF ASSETS......................................1

    1.01 Transfer of Assets..........................................1
    1.02 Assumed Liabilities.........................................2
    1.03 Excluded Assets.............................................3

2.  CLOSING DATE; PURCHASE PRICE, PAYMENT AND ADJUSTMENTS............5

    2.01  Closing; Date and Location.................................5
    2.02  Purchase Price.............................................5
    2.03  Payment of the Purchase Price..............................5
    2.04  Allocation of Purchase Price...............................5
    2.05  Adjustments to the Purchase Price; Prorations..............6
    2.06  Non-Competition Agreements.................................8

3.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER..............9

    3.01  Partnership Standing.......................................9
    3.02  Authorization..............................................9
    3.03  Financial Statements......................................10
    3.04  Title to Assets...........................................10
    3.05  The Acquired Systems......................................10
    3.06  Franchises................................................14
    3.07  Pole Attachment Agreements................................15
    3.08  Head-end Sites and Office Locations.......................16
    3.09  Other Contracts and Leases................................17
    3.10  Agreements with Employees.................................17
    3.11  Litigation or Judgments...................................17
    3.12  Tax Returns and Payments..................................18
    3.13  Compliance with Laws......................................18
    3.14  Adverse Developments......................................18
    3.15  Condition of Assets to be Acquired and Insurance..........18
    3.16  Patents, Trademarks and Copyrights........................19
    3.17  Labor Relations...........................................19
    3.18  Restoration...............................................19
    3.19  Bulk Sales Compliance.....................................20
    3.20  Right of First Refusal....................................20
    3.21  Environmental Matters.....................................20
    3.22  HSR Act Filing............................................20
    3.23  Disclosure................................................21

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                            TABLE OF CONTENTS (Continued)

                                                                  Page
                                                                  ----

4.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER..............21

    4.01  Status, Power and Authority...............................21
    4.02  Authorization of Agreement................................21
    4.03  Litigation................................................22
    4.04  HSR Act Filing............................................22
    4.05  Consummation of Agreement.................................22

5.  CONDUCT OF BUSINESS OF ACQUIRED SYSTEMS PENDING CLOSING AND
    ADDITIONAL COVENANTS OF SELLER..................................22

    5.01  Maintenance of Business...................................22
    5.02  Insurance.................................................23
    5.03  Organization..............................................24
    5.04  Access for Investigation..................................24
    5.05  Notice....................................................24
    5.06  Consummation of Agreement.................................24
    5.07  Cooperation with Buyer....................................24
    5.08  Accounts List.............................................25
    5.09  FCC Approval..............................................25
    5.10  Certificates..............................................25
    5.11  Third-Party Consents......................................25
    5.12  Approval of Franchise Authorities.........................25
    5.13  FCC and Other Regulatory Compliance.......................26
    5.14  Approval of Lessors.......................................26
    5.15  Employees.................................................26
    5.16  Transitional Billing Services.............................27
    5.17  Financial Statements......................................27

6.  CONDITIONS TO CLOSING - BUYER...................................27

    6.01  Conditions to Obligations of Buyer........................27

7.  CONDITIONS TO CLOSING - SELLER..................................29

    7.01  Conditions to Obligations of Seller.......................29

8.  CLOSING.........................................................31

    8.01  Action to be Taken at and after Closing...................31

9.  REAL ESTATE PRORATION AND ADJUSTMENT ITEMS......................32

10. DAMAGE TO PROPERTY AND RISK OF LOSS.............................32

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                         TABLE OF CONTENTS (Continued)

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                                                                  ----

11. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.....33

    11.01 Survival of Representations and Warranties................33
    11.02 Indemnification...........................................33
    11.03 Indemnification with Respect to Third-Party Claims........34

12. TERMINATION.....................................................37

    12.01 Termination by Mutual Agreement...........................37
    12.02 Buyer's Default...........................................38
    12.03 Seller's Default..........................................38
    12.04 Termination by Buyer or Seller............................38

13. NOTICE..........................................................39

14. BROKERAGE COMMISSION............................................40

15. LAWS GOVERNING..................................................40

    15.01 Laws Governing............................................40
    15.02 Consent to Jurisdiction...................................40

16. MISCELLANEOUS...................................................40

    16.01 Counterparts; Telecopy....................................40
    16.02 Assignment................................................41
    16.03 Entire Agreement..........................................41
    16.04 Interpretation............................................41
    16.05 Expenses..................................................41
    16.06 Confidentiality...........................................42
    16.07 Public Announcements......................................42
    16.08 Waivers...................................................42
    16.09 Partial Invalidity........................................43
    16.10 Incorporation by Reference................................43
    16.11 Attorneys' Fees...........................................43

                        INDEX OF SCHEDULES AND EXHIBITS


      SCHEDULES

         1.03  Excluded Assets
         3.02  Consents
         3.03  Financial Statements
         3.04  Liens and Encumbrances
         3.05  The Acquired Systems
         3.06  Franchises
         3.07  Pole Attachment Agreements
         3.08  Real Property
         3.09  Other Contracts and Leases
         3.10  Agreements with Employees
         3.12  Tax Returns and Payments
         3.15  Condition of Assets and Insurance
         3.17  Labor Relations
         3.20  Rights of First Refusal
         3.21  Environmental Matters

      EXHIBITS

          A    Non-Competition Agreement
          B    Opinion of Seller's Counsel
          C    Opinion of Seller's FCC Counsel
          D    Opinion of Buyer's Counsel
          E    Letter of Credit

                                   AGREEMENT

  THIS AGREEMENT, made this 6th day of October, 1995, by and among CABLE TV FUND 11-B, LTD., a Colorado limited partnership ("Seller"), GLOBAL ACQUISITION PARTNERS, L.P., a Delaware limited partnership ("Buyer") and, solely with respect to its obligations in Section 11 hereof, Jones Intercable, Inc. ("Jones").

                                   RECITALS
                                   --------

  WHEREAS, Seller owns and operates cable television ("CATV") systems serving the Village of Barker, Town of Clarence, Town of Elma, Town of Lancaster, Village of Lancaster, City and Town of Lockport, Town of Newfane, Town and Village of Orchard Park, and Town of Somerset, all in the State of New York (the "Acquired Systems"); and

  WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, on the terms and conditions hereinafter set forth, all of the assets of Seller used by, or useful to, Seller in connection with the operation of the Acquired Systems, except the Excluded Assets (as defined in Section 1.03); and

  WHEREAS, Jones is the general partner of Seller.

  NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth and each act done pursuant hereto, the parties hereto, intending to be legally bound, do represent, warrant, covenant and agree as follows:

1. PURCHASE AND SALE OF ASSETS.

          1.01 Transfer of Assets.

  On the Closing Date, as defined in Section 2.01, Seller shall sell, convey, transfer and assign to Buyer, and Buyer shall purchase from Seller, all of the assets of Seller of every kind and character, real, personal, tangible, intangible or mixed, used by, or useful to, Seller in connection with the operation of, the Acquired Systems in existence on the Closing Date (the "Assets to be Acquired"), which shall include, but not be limited to, the following:

            (a) All items of tangible personal property owned or leased and used by Seller in connection with the operation of the Acquired Systems, including all equipment associated with receiving and distributing signals at the head-end sites, and all other antennas and down leads and all electronic equipment, head-end amplifiers and associated equipment, line amplifiers, aerial and underground trunk and feeder line cable, distribution plant, programming signal decoders for each satellite service which scrambles its signal, converters, housedrops, including disconnected housedrops, installed subscriber devices, utility poles, local origination equipment (wherever located), test equipment, machinery, spare equipment and parts inventory, housedrop equipment inventory, system design and engineering maps and drawings, supplies, vehicles and trailers (to be transferred under fee title and not under lease), furnishings and other personal property of any nature, and all leasehold and rights-of-way in real property, buildings and improvements and construction-in-progress, towers, fixtures, poles, vaults and pedestals.

            (b) All of the rights of Seller to, in and under any and all subscription contracts with subscribers for CATV service; except as provided in
Section 1.03, all instruments and agreements for the purchase, sale or other receipt or distribution of programming, news, data and microwave relay signals which Buyer expressly agrees to include among the Assets to be Acquired at Closing; and all of the Franchises (as herein defined) and any franchise applications; all of the Pole Attachment Agreements (as herein defined) and all retransmission consent agreements which Buyer expressly agrees to include among the Assets to be Acquired at Closing; all variances, easements, right-of-way agreements, licenses, registrations, copyright notices, signal registration and other statements, construction and other permits, leases, including leases of all head-end sites, and all other contracts or agreements relating to the Acquired Systems.

            (c) All options, claims, contract rights and trade secrets; all goodwill; all subscriber accounts receivable for all periods prior and subsequent to Closing; subscriber lists and subscription contracts of the Acquired Systems; and all books and records which relate to the operation of the Acquired Systems (including, without limitation, subscriber records, vendor records, accounting records, accounts payable records, accounts receivable records, general ledgers and any other documents necessary to support a regulatory filing).

          1.02 Assumed Liabilities.

  At the Closing on the Closing Date, Buyer shall assume, by instruments of assumption reasonably satisfactory to counsel for Seller, and discharge at the Closing or as they become due and payable, the following liabilities and obligations of Seller and no others:

            (a) All obligations of the Seller arising after the Closing Date under the Franchises, Leases and Rights-of-Way, Pole Attachment Agreements, licenses, and any agreements, consents, permits and other instruments relating to the Acquired Systems and in existence on the Closing Date and entered into in the ordinary course of business to the extent included in the Assets to be Acquired;

            (b) Those liabilities and obligations of Seller shown on the June 30, 1995 balance sheets of Seller as current liabilities, part of Schedule
3.03 attached thereto, to the extent that such liabilities are so shown and have not been paid prior to the Closing Date, unless as of the Closing Date, such liabilities no longer meet the definition of a current liability in accordance with generally accepted accounting principles ("GAAP"), and other than any liabilities secured by any of the Assets to be Acquired;

            (c) All unpaid liabilities and obligations of the Seller incurred in its operations in the ordinary course of business from the date of the June 30, 1995 balance sheets to the Closing Date which would appear as current liabilities on a balance sheet prepared in accordance with GAAP and are identified by name and amount on a schedule to be delivered by Seller to Buyer on the Closing Date, other than any liabilities secured by the Assets to be Acquired; and

            (d) The remaining capital lease obligations of Seller under that certain Lease Agreement dated as of March 1, 1989 between the Town of Lancaster Industrial Development Agency and Athlete's Den Incorporated (the "Lancaster Capital Lease Agreement"), which was assigned to and assumed by Seller pursuant to that certain Assignment and Assumption of Lease dated July 1, 1993. As of June 30, 1995, the remaining capital lease obligations of Seller under the Lancaster Capital Lease Agreement were $552,172.

The liabilities and obligations described in this Section 1.02 so and to the extent to be assumed by Buyer shall be herein referred to as "Assumed Liabilities."

  Buyer shall assume only those Assumed Liabilities specifically stated in this
Section 1.02 and no others. Without limiting the foregoing, Buyer shall not assume or become liable for (i) any income, profits, franchise, sales, use, occupation, property, excise, ad valorem or any other tax to which the Assets to be Acquired are subject prior to the Closing Date or to which Seller is subject, and Buyer shall not assume or become liable for any liability or tax due as a result of any contest, audit or other tax proceeding involving Seller or the Assets to be Acquired for any taxable period ending on or prior to the Closing Date, except as otherwise provided herein, (ii) any liabilities relating to the Excluded Assets, (iii) any liability for franchise fees, pole attachment fees, leasehold rentals, any obligation for wages, commissions, overtime, vacation and holiday pay, sick pay, bonuses, other employee benefits or any pension withdrawal liability, any on-going workers' compensation benefits for any accident arising prior to the Closing Date except for accrued overtime, sick pay, vacation pay, holiday pay or other employee benefits treated as a current liability under Section 2.05(a)(xii) hereof, or any obligation under any employment agreement or employment-at-will relationship other than obligations arising from and after the Closing Date, (iv) any liability or obligation under any collective bargaining agreement in existence prior to or as of the Closing Date, regardless of whether the liability or obligation arises prior to or after the Closing Date, or (v) any liability or obligation of Seller which is not a current liability as defined under GAAP.

          1.03 Excluded Assets.

  Notwithstanding the foregoing, it is specifically agreed that the following assets are excluded from the Assets to be Acquired (collectively, the "Excluded Assets"):


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

            (a) cash and cash equivalents on hand or in the bank accounts of Seller;

            (b) the satellite programming agreements and agreements which Seller maintains with any of its respective suppliers of programming;

            (c) any retransmission consents, must carry or will carry agreements which Seller maintains (collectively, the "Broadcast Signal Agreements"), except as otherwise agreed by Buyer pursuant to written notice to the Seller given no later than ten ( 10) days prior to the Closing Date to the effect that the agreements named in such notice are to be included among the Assets to be Acquired at Closing with no increase in the Purchase Price therefor (the "Acquired Broadcast Signal Agreements"); provided, however, that Buyer may not designate as Acquired Broadcast Signal Agreements any Broadcast Signal Agreements that relate to broadcast signals which are carried on other Jones cable systems; and provided further that Seller shall not be required to obtain the consents to the assignment of the Acquired Broadcast Signal Agreements to the Buyer unless Buyer notifies Seller that they shall be included in the Assets to be Acquired within 30 days after the date hereof;

            (d) all documents relating to the legal existence of the Seller;

            (e) insurance policies, intercompany receivables, letters of credit and surety bonds;

            (f) all claims, rights and interest in and to any refunds for federal, state or local income or other taxes or fees of any nature whatsoever for periods prior to the Closing Date, including, without limitation, fees paid to the United States Copyright Office;

            (g) any books and records that Seller is required by law to retain, subject to the right of Buyer to have access to and to copy for a reasonable period, not to exceed five years from the Closing Date, and other books and records related to internal corporate matters and financial relationships with Seller's lenders, provided that nothing herein shall limit Buyer's right to receive at Closing copies of all documents, books and records necessary in connection with the operation of the Business;

            (h) the trademarks, trade names, service marks and all other information and similar intangible assets relating to Seller or the Acquired Systems;

            (i) contracts and agreements relating to Seller's subscriber billing system and all equipment related thereto;

            (j) that certain office building located at 37 Central in Lancaster, New York; and

            (k) The rights, assets and properties described on Schedule 1.03.

2.  CLOSING DATE; PURCHASE PRICE, PAYMENT AND ADJUSTMENTS.

          2.01 Closing; Date and Location.

  The consummation of the transfer and delivery of the Assets to be Acquired to Buyer and the receipt of the consideration therefor by Seller shall constitute the "Closing." Unless otherwise mutually agreed to by the parties, the Closing shall take place at 10:00 a.m., local time, at the offices of Jones Intercable, Inc., 9697 East Mineral Avenue, Englewood, Colorado 80112. The parties agree to close the transactions contemplated by this Agreement upon a date designated in a Closing Notice, as herein defined, which in no event shall be sooner than ten
(10) business days after each party's receipt of such Closing Notice, and after all of the conditions to Closing set forth in Sections 6 and 7 have been satisfied or waived, whichever shall later occur, which specified date and time shall constitute the "Closing Date." Either Buyer or Seller may deliver notice in writing to the other parties hereto setting a Closing Date in accordance with this Section 2.01 (a "Closing Notice"). The effective date of the sale of the Acquired Systems shall be at the close of business on the Closing Date and all prorations and allocations provided for hereunder shall be made as of the close of business on the Closing Date, except as otherwise agreed in writing by the parties. Notwithstanding the foregoing, this Agreement may be terminated pursuant to Section 12 hereof if the Closing has not occurred by September 30, 1996.

          2.02 Purchase Price.

  Buyer shall acquire and accept the Assets to be Acquired from Seller and shall pay to Seller the aggregate amount of Eighty-Four Million Dollars ($84,000,000) for the Assets to be Acquired (the "Purchase Price"), subject to adjustment pursuant to the provisions of Section 2.05.

          2.03 Payment of the Purchase Price.

  On the Closing Date, Buyer will pay to Seller an amount equal to the Purchase Price as adjusted at Closing pursuant to the provisions of Section 2.05 in immediately available funds by wire transfer.

          2.04 Allocation of Purchase Price.

  The Purchase Price shall be allocated among the Assets to be Acquired based upon an appraisal to be obtained prior to the Closing. The parties agree to engage Kane Reece Associates, Inc. ("KRA") or, if unavailable, Malarky-Taylor Associates, to prepare such appraisal, and agree to share equally the costs of the appraisal. The parties shall cause the appraiser to consult with Buyer and Seller during the preparation of such appraisal, and the appraiser shall deliver the final appraisal to Buyer and Seller simultaneously. Buyer and Seller agree to be bound by such allocation and to file all returns and reports in respect of the transactions herein contemplated, including all federal, state and local tax returns, on the basis of such allocation.

          2.05 Adjustments to the Purchase Price; Prorations.

            (a) The Purchase Price shall be: (i) decreased by an amount equal to the Working Capital Adjustment (as hereinafter defined) to the extent such Working Capital Adjustment is a negative amount as of the Closing Date; or (ii) increased by an amount equal to the Working Capital Adjustment to the extent such Working Capital Adjustment is a positive amount as of the Closing Date. For purposes hereof, the Working Capital Adjustment shall be the number obtained by subtracting (x) the sum of the current liabilities of Seller (as defined and determined in accordance with GAAP) on the Closing Date which constitute Assumed Liabilities, from (y) the sum of the current assets of Seller (as defined and determined in accordance with GAAP, except that inventory shall not be included as a current asset) on the Closing Date which are included within the Assets to be Acquired. The Working Capital Adjustment shall be determined in accordance with GAAP. (The Working Capital Adjustment as of June 30, 1995, exclusive of employee-related items (see (xii) below) is a negative amount of $339,500).

  Without limiting the foregoing, in connection with the determination of the Working Capital Adjustment:

                    (i) The amount of service charges of Seller that have been prepaid by subscribers shall be a current liability;

                    (ii) The amount of accrued but unpaid pole rentals of Seller, if any, shall be a current liability;

                    (iii) The amount of prepaid pole rentals of Seller transferred to Buyer, if any, shall be a current asset;

                    (iv) The amount of franchise fees of Seller payable by Buyer after Closing covering periods prior to Closing shall be a current liability, and the current portion of all other accrued but unpaid liabilities under all agreements which constitute Assets to be Acquired shall be current liabilities;

                    (v) The pro rata share accrued to the Closing Date of rentals, utility charges, water and sewer charges, municipal garbage and rubbish removal charges, rents and other customarily proratable items of Seller (relating to the Assets to Be Acquired) shall be determined and appropriately credited;

                    (vi) The amount of all refundable deposits from subscribers of Seller for converters, encoders, decoders and any related equipment, and any other prepaid item shall be a current liability;

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

          (vii) The amount of all prepaid expenses of Seller which are part of the Assets to be Acquired (except for prepaid expenses related to the Excluded Assets and any insurance or bonds) shall be current assets;

          (viii) The amount Buyer shall be required to pay in order to obtain fee title to all leased vehicles of Seller which constitute Assets to be Acquired shall be current liabilities;

          (ix) The amount of Seller's pro rata share of the copyright royalty payments to be paid after the Closing Date, as measured by the number of days during the semi-annual accounting period during which Seller operated the Acquired Systems divided by the total number of days in such accounting period, shall be current liabilities;

          (x) The amount of any accrued but unpaid real estate taxes of Seller as of the Closing Date, as determined in accordance with Section 9 of this Agreement, shall be a current liability;

          (xi) All accounts receivable of Seller for services rendered in connection with the Acquired Systems prior to the Closing Date shall be current assets;

          (xii) All accrued overtime, sick pay, vacation pay, holiday pay or other employee benefits assumed by Buyer for employees being hired by Buyer pursuant to Section 5.15 shall be current liabilities;

          (xiii) The estimated cost of completing the System rebuild described on Schedule 3.05, to the extent remaining at Closing, shall be a current liability;

          (xiv) The amount of the remaining capital lease obligations of Seller under the Lancaster Capital Lease Agreement shall be a current liability; and

          (xv) If the Closing has not occurred on or before the date six months after the date of this Agreement ("Six-Month Anniversary"), an amount equal to the product of $4,603 times the number of days from the Six-Month Anniversary to the Closing Date but in no event more than 61 days, shall be a current liability of Seller.

     (b) (i) At least three business days prior to the Closing Date, Seller shall deliver to Buyer a certificate setting forth a good faith estimated calculation of the adjustments to the Purchase Price calculated as of the Closing Date pursuant to subparagraph (a) above (the "Estimated Adjustment"), together with such supporting documentation as the Buyer may reasonably request. The


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

          Estimated Adjustment shall be used to determine the estimated adjustment to the Purchase Price pursuant to subparagraph (a) above on the Closing Date.

                    (ii) On or before 90 days after the Closing Date, Seller shall deliver to Buyer a final calculation of the adjustments calculated as of the Closing Date (the "Final Adjustment"), together with such supporting documentation as Buyer may reasonably request, which shall evidence in reasonable detail the nature and extent of each adjustment. Seller shall cooperate with Buyer and provide reasonable access to the necessary personnel and records of Seller to review the Final Adjustment. Should Buyer dispute Seller's Final Adjustment, Buyer shall promptly, but in no event later than 60 days after receipt of the Final Adjustment (the "Grace Period"), deliver to Seller written notice describing in reasonable detail the dispute, together with Buyer's determination as to the Final Adjustment in reasonable detail. If the dispute is not resolved by the parties within 20 days from the date of receipt by Seller of written notice from Buyer, the parties agree to engage promptly the Pittsburgh, Pennsylvania office of Price Waterhouse or, if unavailable, another "big six" accounting firm mutually acceptable to Seller and Buyer (the "Independent Accountant") to resolve the dispute within 30 days after such engagement. The Independent Accountant's determination shall be final and binding on the parties. The Buyer, on the one hand, or Seller, on the other hand, shall make appropriate payment to the other of the difference between the Final Adjustment amount and the Estimated Adjustment amount within five business days following either the resolution of the dispute by the parties or the receipt of the Independent Accountant's final determination, as the case may be; provided, that any amount which is payable based upon the Final Adjustment delivered by Seller hereunder shall be paid before resolution of the dispute by the parties or receipt of the Independent Accountant's final determination. All fees and costs of the Independent Accountant shall be borne pro rata by the Buyer and by the Seller in proportion to the difference between the Independent Accountant's determination of the Final Adjustment and each of the Seller's and the Buyer's determination of such adjustment divided by the sum of the two differences. Buyer shall not dispute Seller's Final Adjustment unless the Buyer's computation of the Final Adjustment differs from Seller's computation by more than $25,000. If Buyer fails to notify Seller prior to the expiration of the Grace Period that it disputes Seller's Final Adjustment, Seller's Final Adjustment shall be deemed to be accepted by Buyer and shall be final and binding on the parties.

          2.06 Non-Competition Agreements.

  On the Closing Date, Seller and its general partner shall execute and deliver to Buyer a non-competition agreement, substantially in the form of Exhibit A (the "Non-Competition Agreement").

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

3.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER.

  Seller represents and warrants that the following statements and representations are true and correct as of the date hereof in addition to which Seller covenants with Buyer as follows:

          3.01 Partnership Standing.

            (a) Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Colorado. Seller has all of the requisite partnership power and authority to own or lease all of its assets, to own and operate the Acquired Systems owned and operated by it, to carry on its business as now conducted, to enter into this Agreement and to perform the terms of this Agreement. Seller is duly qualified or licensed to do business and in good standing in the State of New York. The general partner is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and has all requisite corporate power and authority to own all its assets and to carry on its business as now conducted. The general partner of Seller is duly qualified and licensed to do business and in good standing in the State of New York.

          3.02 Authorization.

            (a) Except as set forth on Schedule 3.02, the execution and delivery of this Agreement and of the Seller Transaction Documents by Seller, the consummation of the transactions contemplated hereby and thereby and fulfillment of and compliance with the terms and provisions hereof and thereof do not and will not: (i) violate any provision of any judicial or administrative order, award, judgment or decree applicable to Seller; (ii) conflict with or violate any of the provisions of the Limited Partnership Agreement of Seller; or (iii) conflict with, result in a breach of or constitute a default under any agreement or instrument to which Seller is a party or by which Seller or any of its assets is bound, subject to obtaining required consents from, or giving notices to, third parties. Schedule 3.02 sets forth the name of any governmental authority or other third party from whom consent must be obtained or to whom notice must be given in order for Seller to validly and lawfully perform its obligations hereunder and under the Seller Transaction Documents.

            (b) This Agreement has been, and each and every other agreement, instrument, certificate or other document to which Seller is a party that is to be executed, delivered and performed by Seller pursuant hereto, including, without limitation, the Non-Competition Agreements (collectively, "Seller Transaction Documents"), when executed and delivered by Seller, will have been, duly authorized, executed and delivered by Seller and constitutes, or, when executed and delivered by Seller will constitute, legal, valid and binding obligations of Seller, enforceable against them in accordance with their terms.

          3.03 Financial Statements.

  True, complete and correct copies of the audited financial statements of Seller for the three years ended December 31, 1994, December 31, 1993 and December 31, 1992 and true, correct and complete unaudited financial statements for the six (6) months ended June 30, 1995 are attached as Schedule 3.03. Except as set forth on Schedule 3.03, such financial statements accurately reflect all of the cash flows, income, expenses, liabilities, operations, equity and assets of Seller and the Acquired Systems at the respective dates thereof and the operations of the Acquired Systems as of such dates. Except as set forth on
Schedule 3.03, all of the assets reflected in such financial statements and all assets acquired by the Seller since the date of such financial statements are included within the Assets to be Acquired, except the Excluded Assets and such assets as have been consumed, replaced or sold in the normal course of business or as have been destroyed by fire, act of God or other occurrence beyond the control of Seller prior to the date hereof. Except as set forth on Schedule 3.03, the respective above-referenced financial statements, including the notes thereto, if any: (a) are in accordance with the respective books and records of Seller; (b) are true and correct and present fairly the financial condition of Seller as of the dates of such financial statements and its respective results of operations and cash flows for the respective periods then ended; and (c) except as indicated in the notes to such financial statements, have been prepared in accordance with GAAP, consistently applied with prior periods, and can be reconciled with the financial records maintained, and the accounting methods applied, by Seller for tax purposes. Also attached hereto as Schedule
3.03 are (i) true and correct copies of an accounts receivable aging for the Acquired Systems as of June 30, 1995; and (ii) a true and correct schedule of liabilities of the Seller at June 30, 1995.

          3.04 Title to Assets.

  Except as set forth on Schedule 3.04 attached hereto, Seller has good and marketable title to all of the Assets to be Acquired, free and clear of all mortgages, liens, pledges, security interests, liens, restrictions, encumbrances or other charges of any nature whatsoever (a "Lien"), except for minor imperfections of title with respect to real property under lease used in the Acquired Systems which do not interfere with the use of or impair the value of said property and except for any Lien not listed on Schedule 3.04 with respect to which the underlying indebtedness is paid in full and the Lien removed from the record on or before the Closing Date. The Assets to be Acquired, whether owned or leased, constitute all of the assets used in connection with the Acquired Systems as presently conducted, except for the Excluded Assets.

          3.05 The Acquired Systems.

            (a) The information as to the mileage of trunk and feeder plant of the Acquired Systems, the channel capacity of the Acquired Systems and the dwelling units passed by the Acquired Systems plant set forth on Schedule 3.05 attached hereto are all true and correct in all material respects. The Acquired Systems, when loaded with the number of television channels (picture and sound) indicated on Schedule 3.05 will perform in all material respects to the standards contained in the Rules and Regulations of the Federal Communications

Commission (the "FCC"). There are approximately 800 miles of energized cable plant, and approximately 54,000 dwelling units passed by the Acquired Systems. As of June 30, 1995, the Total Revenues (as hereinafter defined) for the month of June, 1995 were not less than $1,187,386. As used herein, "Total Revenues" means the gross operating revenues of Seller (including franchise fees and FCC fees paid by subscribers but exclusive of interest, investment, affiliate and other non-operating revenue) for the Acquired Systems determined in accordance with GAAP. The Cable Data Report for the Acquired Systems for the month ended June 30, 1995, a copy of which is attached hereto as part of Schedule 3.05, is true, correct and complete in all material respects. Seller has not itself, nor have any of Seller's officers, directors, partners, affiliates, agents or employees (except to the extent that payment was made for CATV services received by them at their own dwelling), paid any of Seller's accounts receivable from subscribers. Except as set forth on Schedule 3.05, since June 30, 1995, Seller has not changed the channel lineup of the Acquired Systems set forth on Schedule 3.05; added additional channels to the Acquired Systems; increased its subscriber rates and services set forth on Schedule 3.05; or conducted any extraordinary or unusual marketing programs, including any amnesty programs.

                    (b) (i) Seller has complied in all material respects with all notification and reporting provisions and all other provisions of the FCC rules and regulations applicable to the Acquired Systems; the Acquired Systems have been and are being operated in substantial compliance with the Communications Act of 1934, as amended, including the amendments effected by the Cable Communications Policy Act of 1984 (the "1984 Act"), the Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Act") and the Copyright Act of 1976, as amended (the "Copyright Act"), and with all Rules and Regulations of the FCC and the U.S. Copyright Office. Without limiting the generality of the foregoing, each of the communities served by the Acquired Systems has been registered with the FCC; all of the semi-annual and annual performance tests on the Acquired Systems described in Section 76.601 of the FCC Rules and Regulations have been made by Seller; the Acquired Systems currently meet the technical standards set forth in the FCC Rules and Regulations, including the leakage limits contained in Section 76.605(a)(11); and Seller has delivered to Buyer a copy of the most recent FCC Forms 320 filed with the FCC (Basic Signal Leakage Performance Report) for Seller. Copies of the most recent signal leakage tests conducted in accordance with Section 76.611 of the FCC Rules and copies of the most recent "proof of performance" tests on the Acquired Systems have been delivered to Buyer by Seller (the "Proof of Performance Tests"). Each of the signal leakage tests and the Proof of Performance Test was conducted on the Acquired Systems within the last six (6) months and in accordance with the testing procedures set forth in Sections
           76.601 and 76.609 of the Rules and Regulations of the FCC and evidence that the Acquired Systems meet or exceed all of the technical standards set forth in Section 76.605 of the Rules and Regulations of the FCC. The Acquired Systems are being operated in compliance with the provisions of Sections 76.610 through 76.619 of the FCC

Rules and Regulations (midband and superband signal carriage); appropriate authorization from the FCC has been obtained for the use of all aeronautical frequencies in use in the Acquired Systems; the Acquired Systems are presently being operated in compliance with such authorization; Seller has provided privacy notices to subscribers of the Acquired Systems in accordance with the requirements of Section 631(a)(1) of the 1984 Act; and the Acquired Systems are in compliance in all material respects with the requirements of Sections 76.92 (Network Non-Duplication Protection) and 76.151 (Syndicated Program Exclusivity) of the FCC Rules and Regulations.

          (ii) The monthly rates charged by Seller for each service provided by Seller to subscribers of the Acquired Systems are set forth on Schedule 3.05. Such rates were calculated in good faith in accordance with the FCC Rules and Regulations to comply with the FCC Rules and Regulations as of the date hereof. Except as set forth on Schedule 3.05, Seller has not received any notice that it has any obligation or liability to refund any portion of the revenue received by it from the subscribers of the Acquired Systems.

          (iii) There is no legal action or governmental proceeding pending or, to Seller's knowledge, after due inquiry, any investigation or proceeding threatened (nor any basis therefor of which it is aware) for the purpose of modifying, revoking, terminating, suspending, canceling or reforming any of Seller's FCC licenses or other FCC authorizations or permits, or which might have a material adverse effect upon, or cause disruption to, the operation of the Acquired Systems.

          (iv) The Acquired Systems are currently operated and maintained in accordance with the National Electrical Safety Code in all material respects and the terms and conditions of all pole attachment agreements between Seller and any public utility, municipality or other authority which has granted such authorization.

          (v) Seller holds all FCC licenses, permits and authorizations necessary or used in connection with the operation of the Acquired Systems. Except as set forth on Schedule 3.05, each such FCC license, permit and authorization is listed on Schedule 3.05, is in full force and effect, has been validly issued or assigned to Seller, accurately lists the current parameters of the facility licensed and is not subject to any special conditions or limitations. All licensed facilities owned or operated by Seller are being operated in accordance with the operating parameters of the relevant FCC license.

          (vi) Each employment unit operated by Seller, including any headquarters employment unit, has been certified by the FCC for compliance with the equal employment opportunity requirements contained in the 1984 Act for each calendar year from 1987 through 1993 and any subsequent periods in 1994 prior to the Closing Date.

                    (vii) All broadcast television signals carried on the Acquired Systems are being carried in accordance with the requirements of the Communications Act of 1934, as amended, and FCC regulations promulgated thereunder. Seller has entered into a retransmission consent agreement with each broadcaster of television signals so identified on Schedule 3.05. Seller is carrying, pursuant to a "must-carry" request, each broadcaster of television signals so identified on Schedule 3.05. Seller has not received any notice that any broadcaster of television signals has complained regarding its channel positioning.

            (c) The Acquired Systems are in material compliance with respect to all notices, filings and payments of copyright fees required by Section 111 of the Copyright Act and the United States Copyright Office regulations. The copyright fees shown to be due on all Statements of Account (as amended by any required filings and/or any other corrective supplements) have been calculated in accordance with the regulations of the United States Copyright Office issued pursuant to the Copyright Act. Except as set forth on Schedule 3.05, Seller has not received any notices from the United States Copyright Office, or any other person or entity either questioning any copyright filing or payment, or the failure to make any copyright filing or payment, or threatening to bring suit for copyright infringement which have not been settled and resolved.

            (d) The Acquired Systems are being operated in compliance with the Rules and Regulations of the Federal Aviation Administration ("FAA"). Schedule
3.05 lists all of the existing towers of the Acquired Systems. Without limiting the generality of the foregoing, the existing towers of the Acquired Systems are obstruction marked and lighted in accordance with the Rules and Regulations of the FAA and FCC or are exempt from such requirements. All required authorizations, including, but not limited to, Hazard to Air Navigation determinations, for such towers have been issued by and pursuant to the Rules and Regulations of the FAA. Except as set forth on Schedule 3.05, Seller does not lease space on such towers to any third party. Copies of all FAA documents and correspondence relating to such towers have been delivered to Buyer.

            (e) Except as set forth in Schedule 3.05, and except for customer claims (other than those on Form 329, which are listed on Schedule 3.05) arising in the ordinary course of business, none of which, individually or in the aggregate, are material, there are no claims pending or, to the best of Seller's knowledge, after due inquiry, threatened against Seller with respect to the operation of the Acquired Systems.

            (f) Except as set forth on Schedule 3.05, there are no unfulfilled promises or commitments for capital improvements, whether or not legally binding, which Seller has made in connection with the Acquired Systems, and Seller has described therein all construction and improvement programs in progress. Except as set forth on Schedule 3.05, there are no obligations or liabilities to subscribers or to other users of Seller's CATV services which are material to the business of the Acquired Systems, except: (i) with respect to deposits made by such subscribers or such other users; and (ii) the obligation to supply services to subscribers in the ordinary course of business, pursuant to the Franchises. No default exists in respect of any provisions of any Franchise governing relations with subscribers or other users of Seller's CATV services, and no notice of any such default has been received by Seller. Except as set forth on Schedule 3.05, to Seller's knowledge, after due inquiry, no complaints have been made by subscribers or other users of Seller's CATV services that, individually or in the aggregate, could have a material adverse effect upon the Assets to be Acquired or the financial condition or operation of the Acquired Systems.

            (g) The Acquired Systems are in compliance in all material respects with engineering standards generally accepted in the CATV industry.

            (h) Except as set forth on Schedule 3.05, there is no free service liability to subscribers existing with respect to the Acquired Systems. Except with respect to deposits for converters, encoders, decoders and related equipment, and any other prepaid income item which Buyer is to receive a credit for pursuant to Section 2.05 and except as set forth on Schedule 3.05, to Seller's knowledge Seller has no obligation or liability for the refund of monies to its subscribers.

            (i) Except as set forth on Schedule 3.05, with respect to the Acquired Systems, Seller has not made a commitment to any franchising authority to maintain a local office in any location. Further, Seller has not made any commitment to any of the municipalities served by the Acquired Systems to pay franchise fees to any such municipality in excess of the amounts set forth on
Schedule 3.05.

            (j) Except as set forth on Schedule 3.05, there is no overbuild of the Acquired Systems at present by any CATV operator, nor, to Seller's knowledge, is any overbuild pending or threatened. In addition, except as set forth on Schedule 3.05, there is no multipoint distribution system ("MDS") or multichannel MDS ("MMDS") providing signals to the areas served by the Acquired Systems, nor, to Seller's knowledge, is any such MDS or MMDS service pending or threatened.

          3.06 Franchises.

            (a) Listed and identified on Schedule 3.06 attached hereto are all of the existing governmental authorizations for maintenance and operation of the Acquired Systems (individually, a "Franchise" and collectively, the "Franchises") presently held by Seller, and the political entity or authority which has granted each Franchise. All governmental authorizations necessary or required for the construction, maintenance and operation of the Acquired Systems have been obtained by Seller, as the case may be. All such agreements, statutes, ordinances, resolutions, licenses or permits granting the Franchises are validly existing, legally enforceable obligations of Seller and are validly existing, legally enforceable obligations of the other parties thereto, in accordance with their terms, granted and renewed in accordance with all applicable federal, state and local laws, and Seller is validly and lawfully operating the Acquired Systems under the provisions of the Franchises and applicable law. Further, Seller has obtained in accordance with all federal, state and local laws all Franchises required for the lawful operation of the Acquired Systems. Except as set forth on Schedule 3.06, none of the political entities or authorities which have granted a Franchise have been, or have applied to be, certified to regulate the CATV rates charged by Seller pursuant to the 1992 Act and the FCC Rules and Regulations.

          Each of the Franchises expires on the dates set forth on Schedule 3.06 attached hereto. Except as set forth on Schedule 3.06, Seller has duly complied in all material respects with all of the terms and conditions of the Franchises and has not done or performed any act which would invalidate or impair its rights under, or give to the granting authority the right to terminate, the Franchises. There is no pending assertion or claim that operations pursuant to any Franchise have been improperly conducted or maintained, or, to Seller's knowledge after due inquiry, any facts or circumstances that might give rise to any such assertion or claim. Except as set forth on Schedule 3.06, all construction of distribution plant required by any of the Franchises has been completed in accordance with the terms of such Franchises.

            (b) True, complete and correct copies of the Franchises, all amendments, assignments and consents thereto and the latest rate change approval, if any, to the date hereof have been delivered by Seller to Buyer.

          3.07 Pole Attachment Agreements.

            (a) Listed on Schedule 3.07 are all of the pole attachment authorizations and agreements (individually, a "Pole Attachment Agreement", and collectively, the "Pole Attachment Agreements") presently held by Seller and the public utility, municipality or other authority which has granted such authorizations. True, complete and correct copies of each of the agreements, ordinances, resolutions, licenses or permits granting the Pole Attachment Agreements and all amendments, assignments and consents thereto have been furnished by Seller to Buyer. All of the Pole Attachment Agreements are validly existing, legally enforceable obligations of the parties thereto in accordance with their terms, and Seller is validly and lawfully operating the Acquired Systems under the Pole Attachment Agreements. Seller has duly complied in all material respects with all of the terms and conditions of the Pole Attachment Agreements to which it is a party and has not done or performed any act which would invalidate or impair its rights under the Pole Attachment Agreements. There is no pending assertion or claim against Seller that operations pursuant to any Pole Attachment Agreement have been improperly conducted or maintained or, to Seller's knowledge, after due inquiry, no facts or circumstances that might give rise to any such assertion or claim. Schedule 3.07 lists and describes the results of any audits or investigations conducted by any of the parties to the Pole Attachment Agreements during the previous three (3) years.

            (b) The utility pole inventory of Seller shown on Schedule 3.07 is true and correct in all material respects and shows all poles attached for the operations of the

Acquired Systems. All poles shown on Schedule 3.07 are contacted under valid permit under and in accordance with the terms of the Pole Attachment Agreements. All fees due and payable under the Pole Attachment Agreements have been paid. A true, correct and complete copy of the most recent invoice from each utility or other entity with whom Seller has entered into a Pole Attachment Agreement has been delivered by Seller to Buyer.

            (c) There is no claim or action pending or, to Seller's knowledge, after due inquiry, threatened, against Seller by any public utility, municipality or other authority which has granted a Pole Attachment Agreement, or any third party. All rearrangement work on the poles and/or all pole changeout work requested of Seller prior to the date hereof by any grantor of a Pole Attachment Agreement or required under any Pole Attachment Agreement has been completed or, if in progress, will be completed by the Closing Date, or if not completed, an adequate reserve has been accrued therefor by the Seller.

            (d) The location of each utility pole owned by Seller is set forth on Schedule 3.07.

          3.08 Head-end Sites and Office Locations.

            (a) All of the real property owned by Seller is described on
Schedule 3.08 attached hereto. Except as otherwise described on Schedule 3.08, Seller has good and marketable title in fee simple to all such real property, free and clear of all mortgages, claims, security interests, liens or encumbrances of any kind, except for minor exceptions to title which do not affect the use of the property in the Acquired Systems. A copy of the deed pursuant to which Seller acquired such real property and any title insurance policies related thereto, if any, have been furnished by Seller to Buyer.

            (b) All leases and rights-of-way used in the Acquired Systems are listed on Schedule 3.08 (the "Leases and Rights-of-Way"). Except as set forth on
Schedule 3.08, Seller has a valid and subsisting lease for and leasehold interest in and right-of-way to all of the real property not owned by Seller, and used as head-end sites or off1ce locations for the Acquired Systems. In addition, except as set forth on Schedule 3.08 or where the failure to do so would not have a material adverse effect on the Assets to be Acquired taken as a whole, Seller has a valid and subsisting right-of-way agreement, whether public or private, for all of the real property crossed by its CATV plant. Except as disclosed on Schedule 3.08 attached hereto, all such leases and rights-of-way are fully assignable by Seller. Except as disclosed on Schedule 3.08, all written leases or memoranda of leases with respect thereto are in recordable form. True, correct and complete copies of each of such leases, written rights-of-way, all amendments, assignments and consents thereto have been furnished by Seller to Buyer, and each of such leases and rights-of-way is described on
Schedule 3.08 attached hereto. Seller has duly complied in all material respects with all of the terms and conditions of such leases and rights-of-way and has not done or performed or failed to perform any act which would impair its rights under such leases or rights-of-way.

          3.09 Other Contracts and Leases.

          Schedule 3.09 lists each existing contract, agreement, lease, permit, consent, license, microwave agreement or commitment, including pole line agreements, whether written or oral, affecting or relating to the Acquired Systems (the "Agreements") other than the Excluded Assets; the Franchises; the Pole Attachment Agreements; the Leases and Rights-of-Way; subscription agreements with individual residential subscribers for the cable services provided in the ordinary course of business, which may be canceled by Seller without penalty on not more than 30 days notice; miscellaneous service contracts terminable at will without penalty; other contracts or agreements relating to the Acquired Systems not involving either aggregate liabilities under all such agreements exceeding $25,000 or any material nonmonetary obligation; and programming agreements. Each of the Agreements is in full force and effect in accordance with its terms. Without limiting the foregoing, the Acquired Systems and all equipment and real property used in connection therewith are now being utilized, operated and maintained in conformity in all material respects with the provisions of the Agreements. Seller has not in any manner failed to so utilize, operate and maintain the Acquired Systems in a manner which could now or hereafter result in cancellation or termination of, or liability for damages under, the Agreements, nor is Seller in default in any material respect in the performance of one or more of its obligations pursuant to the Agreements.

          3.10 Agreements with Employees.

            (a) Except as set forth on Schedule 3.10, Seller is not a party to any employment agreement, written or oral, which cannot be terminated at will by Seller, and, except as set forth on Schedule 3.10, Seller has not had and currently does not have any pension or profit sharing or other employee benefit plan for its employees. True, correct and complete copies of all agreements and plans listed on Schedule 3.10 hereto have heretofore been delivered by Seller to Buyer.

            (b) The names, titles and rates of compensation of all of the employees of Seller are listed on Schedule 3.10.

            (c) Seller's policy with respect to the amount of vacation time earned by employees is set forth on Schedule 3.10.

          3.11 Litigation or Judgments.

          Except as set forth in the Schedules to this Agreement, there is no litigation, at law or in equity, or any proceedings before any commission, agency or other governmental authority, pending or, to Seller's knowledge, after due inquiry, threatened against Seller or the Acquired Systems, and, to Seller's knowledge, after due inquiry, no facts or circumstances exist which could reasonably be expected to give rise to any such litigation or proceedings.

          3.12 Tax Returns and Payments.

          With respect to the Acquired Systems, Seller has timely and properly filed or caused to be filed all tax returns which it is or has been required to file on or prior to the date hereof by any jurisdiction to which it is or has been subject, all such tax returns being true, correct and complete in all material respects. All income, unemployment, social security, franchise, property and other taxes levied, assessed or imposed upon Seller or the Acquired Systems by the United States, or any state, or governmental sub-division of either, to the extent due and payable and not contested by Seller, have been timely and properly paid to date, and no liability exists for deficiencies. Except as set forth on Schedule 3.12 attached hereto, there are no tax audits pending nor any outstanding agreements or waivers extending the statutory period of limitations applicable to any federal, state or local income tax return of Seller for any period. Except as set forth on Schedule 3.12, to Seller's knowledge, after due inquiry, no tax deficiencies have been determined, nor proposed tax assessments charged, against Seller (nor is there any reasonable basis therefor). Seller has made or caused to be made all withholdings of taxes required to be made, and such withholdings have either been paid to the appropriate governmental agency or set aside in appropriate accounts for such purpose. True, correct and complete copies of the federal, state and local tax returns of Seller for the Acquired Systems for all income, gross receipts, franchise and property taxes for the last three (3) fiscal years have been delivered to Buyer.

          3.13 Compliance with Laws.

          Seller is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules, regulations, orders, writs, injunctions, ordinances or decrees of any governing authority, federal, state or local court, or of any municipal or governmental department, commission, board, bureau, agency or municipality having jurisdiction over it or the Acquired Systems.

          3.14 Adverse Developments.

          Since June 30, 1995, (i) no material adverse change has occurred with respect to the Acquired Systems or their financial conditions or operations, taken as a whole, other than any change arising out of events or conditions that affect the CATV industry generally, and (ii) there has been no material damage, destruction, loss or other casualty to the Assets to be Acquired, taken as a whole, that has not been repaired or replaced.

          3.15 Condition of Assets to be Acquired and Insurance.

          The Acquired Systems, both as integrated systems and in their respective component parts, are operated and maintained in a proper manner; are free from any material (either individually or in the aggregate) defects of workmanship or material in light of its age and the use to which it has been put; and meet in all material respects the requirements of: (i) the Franchises,
(ii) the Pole Attachment Agreements, (iii) the Agreements, and (iv) all applicable technical standards, rules, regulations and orders of federal, state and local governing or regulatory authorities. The Assets to be Acquired are all in good operating condition, reasonable wear and tear excepted. None of the cable used in the Acquired Systems requires any rearrangement or rehabilitation other than routine system maintenance. The Assets to be Acquired include such spare parts as are necessary in order to permit the operation of the Acquired Systems without material interruption for a thirty-day period. Except as set forth on
Schedule 3.15, the Assets to be Acquired are and have been insured, and all such insurance policies are in full force and effect, are on an "occurrence" basis, and are in terms and scope and amounts which are customary in accordance with industry standards for CATV systems of comparable size. Seller has not received any notice of cancellation with respect to such policies. During the past three (3) years, no application by Seller for insurance with respect to the Assets to be Acquired has been denied for any reason. Seller has provided Buyer with copies of the loss claims history of Seller for the past three (3) years.

          3.16  Patents, Trademarks and Copyrights.

  The operation of the Acquired Systems by Seller does not infringe upon, or otherwise violate, the rights of any person or entity in any copyright, trade name, trademark right, service mark, service name, patent, patent right, license, trade secret or franchise, and there is not pending or, to Seller's knowledge, after due inquiry, threatened any action with respect to any such infringement or breach.

          3.17  Labor Relations.

  Except as set forth on Schedule 3.17, the employees of Seller are not parties to any collective bargaining agreement. This Agreement and the transactions contemplated hereunder shall not obligate Buyer to recognize any union or to assume any collective bargaining agreement that applies to Seller's employees. There currently are not, nor in the past five years have there been, any grievances, unfair labor practice claims, disputes or controversies with any union, or threats of strikes, work stoppages or any pending demands for collective bargaining by any union. Seller has received no notice of any grievances, unfair labor practice claims, disputes or controversies with any other organization of Seller's employees, or threats of strikes, work stoppages or any pending demands for collective bargaining by any such organization.

          3.18  Restoration.

  No material restoration, repaving, repair or other work is required to be made by Seller to any street, sidewalk or abutting or adjacent area pursuant to the requirements of any ordinance, code, permit, easement or contract relating to the installation, construction or operation of the Acquired Systems. No property of any person or entity has been damaged, destroyed, disturbed or removed in the process of construction or maintenance of the Acquired Systems which has not been, or will not be, prior to Closing, repaired, restored or replaced, or, if not repaired, restored or replaced, for which an adequate reserve has not been accrued by the Seller prior to Closing.

          3.19  Bulk Sales Compliance.

  Seller shall comply, in connection with the sale and transfer of the Assets to be Acquired pursuant to this Agreement, with any applicable law pertaining to bulk sales or transfers.

          3.20  Right of First Refusal.

  Except as set forth on Schedule 3.20, no person or entity has any option, warrant or right of first refusal to purchase either the Acquired Systems or any of the Assets to be Acquired.

          3.21  Environmental Matters.

  Except as set forth on Schedule 3.21, Seller has complied and is in compliance in all material respects with all applicable federal, state and local laws, regulations and ordinances relating to protection of human health and the environment ("Environmental Laws"), including those related to hazardous substances, wastes, discharges, emissions, disposals, dumping, burial or other forms of disposal, as defined by the Environmental Laws. Except as set forth on
Schedule 3.21, there are no current or pending claims, administrative proceedings, judgments, declarations or orders relating to violations of Environmental Laws or to the presence of Hazardous Substances (as defined by the Environmental Laws) on, in or under the owned or leased real property of Seller. No hazardous waste has been dumped, buried, discharged or disposed of on, in or under the owned or leased real property of Seller by Seller or, to the best knowledge of Seller, by any other person or entity. Except as set forth on
Schedule 3.21, neither Seller nor, to the best knowledge of Seller, any third party has installed or placed on, under or in the owned real property or the leased real property of Seller: (i) any treatment, storage, recycling or disposal facility for any hazardous waste as that term is defined under 40 CFR
Part 261 or any state equivalent; (ii) any underground storage tanks, in use or abandoned; or (iii) any polychlorinated biphenyls (PCBs) in any hydraulic oils, transformers, capacitors or other electrical equipment.

          3.22  HSR Act Filing.

  Seller shall cooperate reasonably with Buyer and, to the extent required, shall file or cause to be filed with the Federal Trade Commission ("FTC") and the Department of Justice ("DOJ") within thirty (30) days after the date hereof a notification and report on behalf of Seller, completed in accordance with applicable law and regulations, with respect to the transactions contemplated hereby, pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules promulgated thereunder. Seller agrees to use its best efforts to comply with any additional requests for information, whether formal or informal, under the HSR Act; provided, however, that, notwithstanding such efforts, if the FTC or the DOJ has not certified as complete each party's compliance with a formal second request under the HSR

Act by the Termination Date, as herein defined, then Seller may terminate this Agreement without further obligation hereunder.

          3.23  Disclosure.

  No representation or warranty by Seller in this Agreement or any Schedule or Exhibit, or any statement, list or certificate furnished or to be furnished by Seller pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading or necessary in order to provide a prospective purchaser of the Acquired Systems with proper material information as to the Assets to be Acquired and the business of Seller.

4.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER.

  Buyer represents and warrants that the following representations and warranties are true and correct as of the date hereof and will also be true and correct on the Closing Date, in addition to which it covenants with Seller that:

          4.01  Status, Power and Authority.

  Buyer is a limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has the partnership power and authority to own and lease its properties and to conduct its business as currently conducted and to acquire the Assets to be Acquired.

          4.02  Authorization of Agreement.

  (a) Buyer has taken all necessary action to authorize and approve this Agreement, the consummation of the transactions contemplated hereby and the performance by Buyer of all of the terms and conditions hereof on the part of Buyer to be performed. The execution and delivery by Buyer of this Agreement and each and every other agreement, instrument, certificate or document to which Buyer is a party that is to be executed, delivered and performed by Buyer pursuant thereto (collectively, "Buyer Transaction Documents"), and the consummation of the transactions contemplated hereby and thereby, do not and will not: (i) violate any provisions of any judicial or administrative order, award, judgment or decree applicable to Buyer, or (ii) conflict with any of the provisions of the charter documents of Buyer, or (iii) conflict with, result in a breach of or constitute a default under any material agreement or instrument to which Buyer is a party or by which it is bound.

  (b) This Agreement and the Buyer Transaction Documents, when executed and delivered by Buyer, will have been duly authorized, executed and delivered by Buyer, and this Agreement constitutes, and the Buyer Transaction Documents, when executed and delivered by Buyer, will constitute, legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.

          4.03  Litigation.

  There is no litigation, at law or in equity, or any proceedings before any commission or other governmental authority, pending or, to the knowledge of Buyer, after due inquiry, threatened against Buyer which could reasonably be expected to impair the ability of Buyer to consummate the transactions contemplated by this Agreement.

          4.04  HSR Act Filing.

  Buyer shall, to the extent required, file or cause to be filed with the FTC and the DOJ within thirty (30) days after the date hereof a notification and report form on behalf of Buyer, completed in accordance with applicable law and regulations, with respect to the transactions contemplated hereby, pursuant to the HSR Act and the rules promulgated thereunder. Buyer agrees to use its best efforts to comply with any additional requests for information, whether formal or informal, under the HSR Act; provided, however, that, notwithstanding such efforts, if the FTC or the DOJ has not certified as complete each party's compliance with a formal second request under the HSR Act by the Termination Date, then Buyer may terminate this Agreement without further obligation hereunder.

          4.05  Consummation of Agreement.

  Buyer shall use commercially reasonable efforts to perform and fulfill all obligations and conditions on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out.

5. CONDUCT OF BUSINESS OF ACQUIRED SYSTEMS PENDING CLOSING AND ADDITIONAL COVENANTS OF SELLER.

  Seller covenants and agrees with Buyer that from the date hereof to and including the Closing Date:

          5.01  Maintenance of Business.

  Seller shall continue to operate the Acquired Systems, shall maintain the Assets to be Acquired (including the maintaining of a level of inventory of spare equipment and parts which is adequate for the continued operation of the Acquired Systems for a thirty-day period) and shall keep all of its business books, records and files, all in the ordinary course of business in accordance with past practices consistently applied and in accordance with the capital budget and operating budget delivered by Seller to Buyer; provided, however, that Seller shall have the right to make payment in full of all outstanding obligations under the Lancaster Capital Lease Agreement in order to obtain unencumbered fee simple title to the real property subject to such lease in anticipation of transferring such real property to Buyer at Closing in the event Seller is unable to obtain consent to the assignment of the Lancaster Capital Lease Agreement. Seller shall not sell, transfer or assign any assets except in the ordinary course of business and for full and fair value. Seller shall not permit the creation of any lien, charge or encumbrance on any of its assets that would survive the Closing other than the lien of current taxes not yet due and payable. Seller shall not initiate or otherwise cause any other person to initiate any action to amend or cancel, nor permit any other person to take any action to amend or cancel, any of the Franchises, the Pole Attachment Agreements or the Agreements without the prior written consent of Buyer; provided, however, that Seller shall use its reasonable efforts to renew any Franchises currently held under temporary operating authority as disclosed on
Schedule 3.06. Promptly after becoming aware thereof, Seller shall notify Buyer of any action taken or proposed to be taken by a person other than Seller to amend or cancel any of the Franchises, the Pole Attachment Agreements or the Agreements. Seller shall not enter into any contract or commitment nor incur any indebtedness or other liability or obligation of any kind relating to the Acquired Systems which is not in the ordinary course of business in accordance with past practices without the prior written consent of Buyer. Seller shall not permit any of its partners, officers, directors, shareholders, agents, employees or affiliates to pay any of Seller's accounts receivable from subscribers outstanding on the date hereof. Notwithstanding the foregoing, such persons shall be permitted to make payment for CATV services received by them at their own dwellings. Without the prior written consent of Buyer, which consent shall not be unreasonably withheld, delayed or conditioned, Seller shall not, except as otherwise required by law: change the channel lineup of the Acquired Systems; add additional channels to the Acquired Systems, except for channels added at the request of a franchising authority as part of the process of renewing a Franchise (in which event, Seller shall give Buyer written notice of the addition of such channels); change its subscriber rates (provided, however, that if Seller is required to change its subscriber rates pursuant to a regulatory order, Seller may do so without the consent of Buyer upon 30 days' prior written notice); or conduct any extraordinary or unusual marketing or collection programs, including, without limitation, any amnesty programs, or any extraordinary collection practices which might adversely affect customer relationships. Seller shall comply with all laws, rules and regulations of federal, state, city and local governments. Seller shall not violate the terms of any lease or contract connected with the operation of the Acquired Systems or with the utilization of the Assets to be Acquired. Seller shall not grant any increase in the rate of wages, salaries, bonuses or other remuneration of any employee, except in accordance with past practices, and provided that Seller may incent employees to remain employees of the Acquired Systems through the Closing Date without violating this covenant.

          5.02  Insurance.

  Seller shall use commercially reasonable efforts to maintain in full force and effect until Closing all existing insurance policies to cover and protect the Assets to be Acquired against damage or destruction.

          5.03  Organization.

  Seller shall use commercially reasonable efforts consistent with sound business judgment to preserve intact its present business and organization, to retain the services of its present employees, to preserve its relationships with subscribers, suppliers and others having business relationships with it and to maintain the goodwill enjoyed within the municipalities serviced by the Acquired Systems.

          5.04  Access for Investigation.

  Seller shall afford Buyer and its representatives access during normal business hours to the properties, plant and equipment and to the books and records of Seller in order that Buyer shall have full opportunity to investigate the business affairs of Seller.

          5.05  Notice.

  (a) Promptly upon Seller becoming aware of the occurrence of, or the impending or threatened occurrence of, any event which would cause any of the representations or warranties of Seller contained herein, or in any Schedule or Exhibit, to be inaccurate in any material respect, Seller shall give detailed written notice thereof to Buyer and shall use its best efforts to prevent or promptly remedy the same.

  (b) Seller shall refrain from knowingly taking, and shall use commercially reasonable efforts to refrain from knowingly suffering or permitting, any action which would render untrue any of the representations or warranties of Seller contained herein, and Seller shall not knowingly omit to take any action reasonably required to maintain the goodwill enjoyed within the municipalities serviced by the Acquired Systems in the ordinary course of business, consistent with past practice.

          5.06  Consummation of Agreement.

  Seller shall use commercially reasonable efforts to perform and fulfill all obligations and conditions on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out.

          5.07  Cooperation with Buyer.

  Seller shall cooperate, to the extent not inconsistent with its obligations hereunder, as Buyer may reasonably request, in apprising the municipalities serviced by the Acquired Systems and the utility companies which have issued the Pole Attachment Agreements of the sale of the Acquired Systems to Buyer in such manner as to preserve the goodwill of such municipalities and utility companies.

          5.08  Accounts List.

  Prior to the Closing Date, Seller shall deliver to Buyer a list of all persons to whom Seller makes recurring periodic payments in connection with the business and operations of the Acquired Systems (the "Accounts List"), except for persons to whom Seller makes recurring periodic payments in connection with any Excluded Asset. Each individual entry set forth on the Accounts List shall list the name and address of each account creditor and the approximate average amount and approximate frequency of the recurring periodic payments paid to each such account creditor. Seller shall use its reasonable efforts to ensure the accuracy and completeness of the Accounts List.

          5.09  FCC Approval.

  Seller shall make application to the FCC for the consent and approval of the FCC to the transfer of the ownership and operation of any FCC licenses of the Acquired Systems from Seller to Buyer, to the extent such consent and approval is required to be obtained.

          5.10  Certificates.

  On or before the Closing Date, Seller shall deliver to Buyer: Certificates of Good Standing issued by the Secretary of State of Colorado as to Seller's good standing in such state and as to the general partner of Seller's good standing in such state and a Certificate of Good Standing from the State of New York.

          5.11  Third-Party Consents.

  Except for fees relating to filings required by the Hart-Scott-Rodino Antitrust Improvements Act, the costs of which shall be shared equally by Buyer and Seller, Seller shall, at its sole cost and expense, use commercially reasonable efforts to obtain prior to Closing all consents and approvals from third parties which are identified on Schedule 3.02; provided, however, that the costs and expenses associated with the performance after the Closing Date of obligations which are required by a third party as a condition of granting its consent or approval and which obligations are accepted by the Buyer shall be borne solely by the Buyer. All such consents shall be in writing and in form and substance reasonably satisfactory to Buyer. In the event that Buyer's cooperation is required to obtain such consents, Buyer shall reasonably cooperate with Seller and shall be responsible for its own out-of-pocket costs in connection therewith.

          5.12  Approval of Franchise Authorities.

  Seller shall use its commercially reasonable efforts to obtain the consent of the applicable franchisors to the transfer to Buyer of all of the Franchises. Seller shall use commercially reasonable efforts to obtain a certificate from each franchisor certifying that: (a) the Franchise was properly granted; (b) the Franchise was properly extended (if applicable);

(c) the Franchise is in accordance with all state and local laws; (d) the Franchise is validly existing and in full force and effect; (e) there exists no fact or circumstance which, with the passage of time or the giving of notice or both, would constitute a default under the Franchise, or permit the franchisor to cancel or terminate the rights thereunder, except upon the expiration of the full term thereof; and (f) the Franchise may be collaterally assigned to Buyer's lenders. Seller shall use its commercially reasonable efforts to obtain the approval of the New York State Cable Commission to the transfer of the Acquired Systems to Buyer, with no adverse conditions imposed on such transfer by the Commission. Buyer shall reasonably cooperate with Seller in Seller's efforts to secure such approvals and consents, including attending such meetings and providing such information with respect to Buyer as the franchisors or New York State Cable Commission may reasonably request. Buyer shall post any bond or other security reasonably required pursuant to the terms of such approvals and consents.

          5.13  FCC and Other Regulatory Compliance.

  Seller shall consult with Buyer prior to implementing any subscriber rate changes relating to the implementation of any FCC regulations, except as otherwise provided in Section 5.01 hereof.

          5.14  Approval of Lessors.

  Seller shall use its commercially reasonable efforts to obtain the consent of each lessor of real property relating to the Acquired Systems listed on Schedule
3.02 as being required to consent to the assignment to Buyer of any lease. Seller shall use its commercially reasonable efforts to obtain a certificate from the lessor under each lease for real property relating to the Acquired Systems to which Seller is a party and which is listed on Schedule 3.08 certifying that: (a) the lease is validly existing and in full force and effect; and (b) all payments under the lease due and payable prior to the date of such certificate have been paid in full.

          5.15  Employees.

  Seller shall terminate all of its employees immediately prior to Closing. Seller shall remain solely responsible for any termination benefits to which any of the employees is entitled by reason of such termination whether or not such person is subsequently employed by Buyer. Buyer shall have no obligation to offer employment to any of the employees of Buyer. Buyer shall notify Seller at least fifteen (15) days prior to the Closing Date of those employees to whom Buyer intends to offer employment. Buyer agrees to offer such employees credit for accrued overtime, sick pay, vacation pay, holiday pay and other employee benefits to the extent Buyer offers equivalent benefits to its existing employees and to the extent the foregoing are included as current liabilities under Section 2.05(a) hereof. Seller shall refrain from making any statements or communications to its employees regarding subsequent employment by Buyer or Buyer's employment policies without Buyer's prior written consent.

         5.16  Transitional Billing Services.

  Seller shall provide to Buyer, upon request, access to and the right to use its billing system computers, software and related fixed assets in connection with the Acquired Systems for a period of up to 90 days following the Closing Date to allow for conversion of existing billing arrangements ("Transitional Billing Services"). Buyer shall notify Seller at least 10 days prior to Closing as to whether it desires Transitional Billing Services. Transitional Billing Services, if any, that are requested by Buyer shall be provided on terms and conditions reasonably satisfactory to Seller; provided, however, that the amount to be paid by Buyer for such Transitional Billing Services shall not exceed the reasonable direct incremental cost to Seller of providing such Transitional Billing Services.

         5.17  Financial Statements.

  Seller shall provide Buyer with copies of all regularly prepared monthly financial statements relating to the Acquired Systems promptly after the same become available in the ordinary course, as well as copies of audited statements for the year ended December 31, 1995.

6.   CONDITIONS TO CLOSING - BUYER.

         6.01  Conditions to Obligations of Buyer.

  The obligations of Buyer to consummate the purchase of the Assets to be Acquired at Closing shall be subject to the satisfaction of the following conditions precedent, except to the extent waived by Buyer in writing:

  (a) All of the representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such time; Seller shall have performed and be in compliance in all material respects with all of the covenants, agreements, terms and provisions set forth herein on its part to be observed or performed, and no event which would constitute a material breach of the terms of this Agreement on the part of Seller shall have occurred and be continuing at the Closing Date.

  (b) Since the date of this Agreement, (i) there shall not have occurred any material adverse change with respect to the Acquired Systems or their financial condition or operations, taken as a whole, other than any change arising out of events or conditions that affect the CATV industry generally, and (ii) there shall not have occurred any material damage, destruction, loss or other casualty to the Assets to be Acquired, taken as a whole, that has not been repaired or replaced.

  (c) The general partner of Seller shall have executed and delivered to Buyer on the Closing Date a Certificate, dated that date, in form and substance reasonably satisfactory to Buyer to the effect that the conditions set forth in each of the provisions of Section 6.01 (a) and (b) of this Agreement have been satisfied in full.

  (d) Seller shall have delivered to Buyer complete and correct copies of the resolutions of its general and limited partners authorizing the execution, delivery and performance of the Seller Transaction Documents and the sale of the Assets to be Acquired and the transactions contemplated hereby, certified by the general partner of Seller.

  (e) Seller shall have obtained and delivered to Buyer each of the consents of the governmental agencies and third parties designated on Schedule 3.02 as Required Consents, with no adverse conditions imposed by such consents.

  (f) Buyer shall have received a legal opinion from the General Counsel of the general partner of Seller, dated the Closing Date and substantially in the form of Exhibit B attached hereto.

  (g) Seller shall have delivered to Buyer:

                   (i) the Non-Competition Agreements duly executed by Seller and its general partner;

                   (ii) the Good Standing Certificates described in Section 5.10; and

                   (iii) a certificate of incumbency of the general partner of Seller duly executed by the Assistant Secretary and each of the officers of the general partner executing this Agreement and the documents delivered hereunder on behalf of Seller.

  (h) Buyer shall have received an opinion of Dow Lohnes & Albertson, FCC counsel for Seller, dated the Closing Date and substantially in the form of E2ihibit C.

  (i) All documents and other items required to be delivered hereunder to Buyer at or prior to Closing shall have been delivered or shall be tendered at the Closing.

  (j) On the Closing Date, no suit or action or other proceeding shall be pending or threatened before any court or other governmental agency against Seller or Buyer in which the consummation of the transactions contemplated by this Agreement are sought to be enjoined.

  (k) Seller shall have delivered to Buyer, at Seller's expense, at least ten
(10) days prior to the Closing Date, lien searches dated not more than forty
(40) days prior to the Closing Date showing all UCC-1 financing statements filed with any filing offices in the States of New York and Colorado wherein Seller is named a debtor, all federal, state or local tax liens filed against the Seller, and all unsatisfied judgments naming Seller as a judgment debtor, all of which shall be released or terminated prior to or at the Closing.

  (l) All notification and report forms required to be filed on behalf of the parties to this Agreement with the FTC and the DOJ under the HSR Act and rules shall have been filed, and the waiting period required to expire under the HSR Act and rules, including any extension thereof, shall have expired or early termination of the waiting period shall have been granted.

  (m) Seller shall have delivered to Buyer a commitment or commitments for owner's title insurance with respect to real estate owned by Seller as part of the Assets to be Acquired, issued by a nationally reputable entity, agreeing to insure marketable title in fee simple to each parcel of real property, subject only to (a) zoning restrictions, prohibitions, and other requirements imposed by any governmental authority having jurisdiction over the property, (b) public utility easements of record, (c) taxes not yet due and payable, (d) easements, rights-of-way, restrictions, and other similar encumbrances incurred in the ordinary course of business which do not materially interfere with the ordinary use of the property, and (e) other standard exceptions, including survey exceptions. Such commitment or commitments shall be dated not more than sixty
(60) days prior to the Closing Date (provided that any insurance shall be obtained at Buyer's cost).

  (n) Seller shall stand ready to deliver the matters described in Section 8 hereof.

7.  CONDITIONS TO CLOSING - SELLER.

         7.01  Conditions to Obligations of Seller.

  The obligations of the Seller to consummate the sale of the Assets to be Acquired at Closing shall be subject to the satisfaction of the following conditions precedent, except to the extent waived by Seller in writing:

  (a) All of the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such time, and Buyer shall be in compliance in all material respects with all of the covenants, agreements, terms and provisions set forth herein on its part to be observed and performed, and no event which would constitute a material breach of the terms of this Agreement on the part of Buyer shall have occurred and be continuing at the Closing Date.

  (b) An executive officer of Buyer shall have executed and delivered to Seller on the Closing Date a Certificate, dated that date, in form and substance reasonably satisfactory to Seller to the effect that the conditions set forth in each of the provisions of Section 7.01 (a) of this Agreement have been satisfied in full.

  (c) Buyer shall have delivered the Purchase Price, as adjusted, to Seller in accordance with Section 2.03.

  (d) Buyer shall have delivered to Seller complete and correct copies of the corporate resolutions of Buyer authorizing the execution, delivery and performance of this Agreement and the purchase of the Assets to be Acquired.

  (e) Seller shall have received an opinion from Colin Higgin, Deputy General Counsel for Buyer, dated the Closing Date substantially in the form of Exhibit D hereto.

  (f) On the Closing Date, no suit or action or other proceeding shall be pending or threatened before any court or other governmental agency against Seller or Buyer in which the consummation of the transactions contemplated by this Agreement are sought to be enjoined.

  (g) Buyer shall have executed and delivered to Seller assumption documents in form and substance reasonably satisfactory to Seller pursuant to which Buyer shall have assumed the assumed Liabilities.

  (h) Buyer shall have delivered to Seller Certificates of Good Standing issued by the Secretary of State of Delaware and the Commonwealth of Pennsylvania as to Buyer's good standing in such jurisdictions.

  (i) The limited partners of Seller shall have approved the transaction contemplated by this Agreement in accordance with the requirements of the Seller's Limited Partnership Agreement. The general partner of Seller shall use commercially reasonable efforts to obtain such approval as soon as practicable after the execution of this Agreement, and shall continue such efforts up until the Termination Date, if necessary, and the general partner of Seller agrees to recommend such approval to each limited partner of Seller during such period and during such period to otherwise take such steps as are necessary or reasonable to obtain such approval.

  (j) All notification and report forms required to be filed on behalf of the parties to this Agreement with the FTC and the DOJ under the HSR Act and rules thereunder shall have been filed, and the waiting period required to expire under the HSR Act and rules thereunder, including any extension thereof, shall have expired or early termination of the waiting period shall have been granted.

  (k) Buyer shall have delivered to Seller a certificate of incumbency duly executed by the Assistant Secretary of the Buyer and each of the officers of Buyer executing this Agreement and the documents delivered hereunder.

8.   CLOSING.

          8.01  Action to be Taken at and after Closing.

               (a) At Closing, Seller shall deliver to Buyer:

                    (i) Such bills of sale, endorsements, assignments, general warranty deeds and other good and sufficient instruments of transfer and conveyance as shall be reasonably deemed necessary or appropriate by Buyer to vest in or confirm to Buyer good and marketable title to all of the assets and properties constituting the Assets to be Acquired, free and clear of any and all liens, security interests, mortgages, charges or encumbrances of any kind, except for current taxes which are not yet due and payable but which are timely paid;

                    (ii) A complete itemized list of all of Seller's subscriber accounts receivable relating to the Acquired Systems as of a date no later than thirty (30) days prior to the Closing Date, showing sums due and their respective aging for the period ending on the Closing Date;

                    (iii) A true, accurate and complete schedule as of the Closing Date of monetary obligations owed by Seller and not yet paid, items billed to Seller and not yet paid, items charged to or claimed against Seller and not yet paid, whether or not disputed, under each of the Franchises, Pole Attachment Agreements and Agreements to be assumed by Buyer under the terms of this Agreement;

                    (iv) Actual possession and operating control of the Acquired Systems;

                    (v) The documents and instruments required to be delivered by Seller to Buyer pursuant to the terms of Section 6; and

                    (vi) All of the consents designated as Required Consents on
          Schedule 3.02.

               (b) At Closing, Buyer shall deliver to Seller:

                    (i) The Purchase Price, as adjusted in accordance with
          Section 2.03; and

                    (ii) The documents and instruments required to be delivered by Buyer to Seller pursuant to the terms of Section 7.

               (c) After Closing, Seller shall deliver to Buyer, as received from time to time:

                   (i) any cash or other property that it may receive in respect to subscriber accounts receivable received after the Closing Date relating to the business and operations of the Acquired Systems arising prior to or subsequent to the Closing Date;

                   (ii) any Assets to be Acquired not effectively transferred to Buyer at the Closing; and

                   (iii) from time to time at the request of Buyer and without further consideration, such further instruments of conveyance, transfer and assignment as Buyer may reasonably request in order to convey more effectively the transfer to Buyer of any of the Assets to be Acquired, and Seller shall assist Buyer in the reduction to possession of any such assets, possession of which was not delivered to Buyer at Closing. Buyer shall be responsible for the preparation of all of the documents incidental to such conveyance, transfer and reduction to possession.

 9.  REAL ESTATE PRORATION AND ADJUSTMENT ITEMS.

  Water and sewer charges, municipal garbage and rubbish removal charges, rents, interest, real estate taxes, utilities and other charges of an annual or recurrent nature assessed against or paid in conjunction with the ownership or operation of any real property owned by Seller to be transferred to Buyer hereunder shall be prorated as of the Closing Date. Real estate taxes shall be prorated as of the Closing Date. Real estate taxes for the calendar year of Closing shall be prorated based upon real estate taxes levied or estimated to be levied in that year by each taxing body (without regard to the date of levy or the fiscal year of the taxing body); provided, however, if any of such real estate taxes have not yet been levied as of the Closing Date for the calendar year in which the Closing Date occurs, the tax proration shall be based upon the prior year's tax levy, taking into account any adjustments in real estate tax assessments which may have been made. Upon final levy of the real estate taxes, Seller and Buyer agree that a final proration will be made as of the Closing Date, and if it is determined that either party shall owe the other based upon a discrepancy between the amounts included in the Final Adjustment and the final proration, then the owing party shall make payment to the other within thirty
(30) days of final settlement thereof.

10.  DAMAGE TO PROPERTY AND RISK OF LOSS.

  (a) The risk of any loss or damage to the Assets to be Acquired and the Acquired Systems resulting from fire, theft or any other casualty (but excluding any loss or damage attributable to reasonable wear and tear) ("Damage") shall be borne by Seller at all times prior to the Closing. In the event that any such Damage shall be sufficiently substantial so as to preclude and prevent resumption of normal operations of all or any portion of the Acquired Systems within twenty (20) days from the occurrence of the event resulting in such loss or damage, Seller shall immediately notify Buyer in writing of its inability to resume normal operations or to replace or restore the lost or damaged property, and Buyer, at any time within ten (10) days after receipt of such notice, may elect either (a) to waive such defect and proceed toward consummation of the transaction in accordance with the terms of this Agreement, or (b) to terminate this Agreement. If Buyer elects to terminate this Agreement pursuant to this Section, the parties hereto shall stand fully released and discharged of any and all obligations hereunder.

  (b) If Buyer shall elect to consummate this transaction notwithstanding such Damage and does so, there shall be no diminution of the Purchase Price, and all insurance proceeds (other than for bodily injury or for damage to property other than the Assets to be Acquired or for business interruption prior to the Closing
Date) payable as a result of the occurrence of the event resulting in the Damage shall be delivered to Buyer, or the rights thereto shall be assigned to Buyer if not yet paid over to Seller, and Seller shall pay to Buyer the amount of any deductible associated with the insurance claim.

  (c) Notwithstanding the provisions of this Section 10, in the event of Damage to the Acquired Systems which is not material damage to the Acquired Systems, Seller shall have the full responsibility for the completion of all necessary repair and/or restoration work with respect to such damage, whether or not such work is capable of being completed prior to the Closing Date, and shall promptly and with due diligence, in a prudent and workmanlike manner, proceed with such work, time being of the essence.

11.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES: INDEMNIFICATION.

          11.01  Survival of Representations and Warranties.

  All representations, warranties, covenants, stipulations, certifications, indemnities and agreements contained herein or in any document delivered pursuant hereto shall survive the consummation of the transactions provided for in this Agreement; provided that the representations and warranties contained in this Agreement shall expire and be extinguished six months after the Closing Date, except for representations and warranties relating to (i) title and ownership, which shall survive forever, (ii) environmental matters, which shall survive for five years, and (iii) tax matters, which shall survive until the third annual anniversary of the Closing Date, and Buyer's and Seller's rights to make claims based thereon shall likewise expire and be extinguished on such dates. The parties hereto acknowledge and agree that Seller shall remain responsible for any refund liability with respect to the rates charged by Seller in the Acquired Systems through the Closing Date and Buyer's right to be indemnified for any such claims shall survive forever.

          11.02  Indemnification.

  (a) Seller and Jones shall, jointly and severally, defend, indemnify and hold Buyer harmless from and against any and all claims, liabilities, damages, losses, deficiencies and expenses (including reasonable attorneys' fees and expenses and costs of suit, including, but not limited to, travel expenses and discovery costs for such matters as transcripts, photocopying, subpoenas and telecopies) (individually, a "Loss" and collectively, "Losses") arising out of (i) any and all inaccurate representations and warranties, and out of any and all breaches of covenants, agreements and certifications made by or on behalf of Seller in this Agreement or in any document delivered hereunder, (ii) any failure to comply with any applicable bulk transfer acts, or (iii) any and all liabilities and obligations of Seller (except for the Assumed Liabilities) and any and all liabilities and obligations of Seller not disclosed to Buyer in this Agreement; provided that in connection with the indemnification provided for in Section 11.02(a)(i) hereof, Seller and Jones shall not be obligated to indemnify Buyer for Losses subject to indemnification thereunder (other than Losses relating to tax matters) once the total amount of Losses for which Seller and Jones have provided indemnification under such Section 11.02(a)(i) equals $4,500,000 ("Seller's Cap"). Buyer shall not be entitled to be indemnified by Seller or Jones for any Losses under this
Section 11.02(a) arising out of any single claim or aggregate claims until the total amount of all such Losses suffered or paid by Buyer exceeds $250,000 ("Seller's Basket"). Buyer shall then be entitled to be indemnified for all such Losses under this Section 11.02(a) arising out a single claim or aggregate claims. For example, if the total amount of such Losses equals $252,000, Buyer shall be entitled to be indemnified for the entire amount of such Losses, and not just the amount of Losses in excess of $250,000.

  (b) Buyer shall defend, indemnify and hold Seller harmless from and against any and all Losses arising out of (i) any and all inaccurate representations, and out of any and all breaches of covenants, warranties, stipulations, agreements and certifications made by or on behalf of Buyer in this Agreement or in any document delivered by Buyer hereunder; (ii) the Assumed Liabilities; and
(iii) all debts, liabilities or claims owing by or against Buyer subsequent to the Closing Date or arising out of the business activities of Buyer subsequent thereto; provided that Buyer shall not be obligated to indemnify Seller for Losses subject to indemnification hereunder once the total amount of Losses for which Buyer has provided indemnification hereunder equals $4,500,000.

         11.03  Indemnification with Respect to Third-Party Claims.

  (a) Definition. As used herein, a "Third-Party Claim" means a Loss or potential Loss for which indemnification is claimed by Buyer or Seller (the "Indemnitee") under the provisions of this Article 11 and which is consequent to a claim against the Indemnitee by a person, corporation, association, partnership or other business organization, or an individual, or a government, any political subdivision thereof or a governmental agency by commencement against the Indemnitee of a legal action or proceeding or receipt by the Indemnitee of an assertion of a claim for which indemnification is provided pursuant to this Article 11 by Buyer or Seller and Jones, as the case may be (the "Indemnitor").

  (b) The Indemnitee will give notice of a Third-Party Claim to the Indemnitor, together with, if such Third-Party Claim is subject to arbitration pursuant to
Section 14 hereof, demand for arbitration, stating the nature thereof and enclosing copies of any complaint, summons, written assertion of such Third-Party Claim or similar document. No claim for indemnification on account of a Third-Party Claim shall be made and no indemnification therefor shall be available under this Article 11 until the Indemnitee shall have given initial written notice of its claim to the Indemnitor.

  (c) Retention of Counsel by the Indemnitor. Except as hereinafter provided (including, but not limited to, Section 11.03(d)(ii) hereof), the Indemnitor shall engage counsel to defend a Third-Party Claim, and shall provide notice to the Indemnitee not later than 15 business days following delivery by the Indemnitee to the Indemnitor of a notice of a Third-Party Claim, such notice to include an acknowledgment by the Indemnitor that it will be liable in full to the Indemnitee for any Losses in connection with such Third-Party Claim. The Indemnitee will fully cooperate with such counsel. The Indemnitor will cause such counsel to consult with the Indemnitee as appropriate as to the defense of such claim, and the Indemnitee may, at its own expense, participate in such defense, assistance or enforcement, but the Indemnitor shall control such defense, assistance or enforcement. The Indemnitor will cause such counsel engaged by the Indemnitor to keep the Indemnitee informed at all times of the status of such defense, assistance or enforcement.

  (d) Employment of Counsel by the Indemnitee.

                   (i) Notwithstanding the provisions of Section 11.03(c), the Indemnitee shall have the right to engage counsel and to control the defense of a Third-Party Claim if the Indemnitor shall not have notified the Indemnitee of its appointment of counsel and control of the defense of a Third-Party Claim pursuant to Section 11.03(c) within the time period therein provided.

                   (ii) Notwithstanding the engagement of counsel by the Indemnitor, the Indemnitee shall have the right, at its own expense, to engage counsel to participate jointly with the Indemnitor in, and to control jointly with the Indemnitor, the defense of a Third-Party Claim if (x) the Third-Party Claim involves remedies other than monetary damages and such remedies, in the Indemnitee's reasonable judgment, could have an effect on the conduct of the Indemnitee's business, or
         (y) the Third-Party Claim relates to acts, omissions, conditions, events or other matters occurring after the Closing Date as well as to acts, omissions, conditions, events or other matters occurring prior to the Closing Date, or (z) the claims involve monetary damages which could exceed Seller's Cap.

                   (iii) If the Indemnitee chooses to exercise its right to appoint counsel under this Section 11.03(d), the Indemnitee shall deliver notice thereof to the Indemnitor setting forth in reasonable detail why it believes that it has such right and the name of the counsel it proposes to employ. The Indemnitee may deliver such notice at any time that the conditions to the exercise of such right appear to be fulfilled, it being recognized that in the course of litigation, the scope of litigation and the amount at stake may change. The Indemnitee shall thereupon have the right to appoint such counsel.

                   (iv) The reasonable fees and expenses of counsel and any accountants, experts or consultants engaged by the Indemnitee in accordance with the provisions of Section 11.03(d)(i) in connection with defending a Third-Party Claim shall be paid by the Indemnitor in accordance with the provisions of this Article 11. If the Indemnitee's employment of counsel is for a Third-Party Claim of the type described in subdivision (ii)(y) or (ii)(z) of this Section 11.03(d), then subject to the provisions of Section 11.03(e), the amount of fees and expenses so payable by the Indemnitor shall be that fraction of the aggregate of such fees and expenses, the numerator of which is the portion of the amount of any judgment on, or settlement of, such Third-Party Claim for which the Indemnitee is indemnified pursuant to this
         Article 11 and the denominator of which is the total amount of such judgment or settlement, but provided further, if such defense of a Third-Party Claim is successful (in the sense that as a consequence thereof, there is no Loss (other than such fees and expenses) for which the Indemnitee is indemnified pursuant to this Article 11), the Indemnitee and the Indemnitor will attempt in good faith to reach an agreement on the amount of such fees and expenses so payable by the Indemnitor.

                   (e) Settlement of Third-Party Claims.

                   (i) The Indemnitor may settle any Third-Party Claim solely involving monetary damages only if the amount of such settlement is to be paid entirely by the Indemnitor pursuant to this Article 11.

                   (ii) The Indemnitor will not enter into a settlement of a Third-Party Claim which involves a non-monetary remedy or which will not be paid entirely by the Indemnitor pursuant to this Article 11 without the written consent of the Indemnitee (which consent shall not be unreasonably withheld, delayed or conditioned).

                   (iii) The Indemnitee will not enter into a settlement of a Third-Party Claim without the written consent of the Indemnitor, which consent shall not be unreasonably withheld, under the circumstances described in subdivision (i) of Section 11.03(d), if the Indemnitor has accepted all or any portion of the liability for such Third-Party Claim. Otherwise, the Indemnitee shall be free to compromise, defend and settle Third-Party Claims without prejudice to any of its rights hereunder or under applicable law.

                   (iv) As to any Third-Party Claim of the type described in subsection (ii)(y) or subsection (ii)(z) of Section 11.03(d), the Indemnitee and the Indemnitor shall consult as to any proposed settlement. If the Indemnitee notifies the Indemnitor that it wishes to accept a proposed settlement and the Indemnitor is unwilling to do so, if the amount for which the Third-Party Claim is ultimately resolved is greater than the amount for which the Indemnitee desired to settle, then (x) the Indemnitee shall be liable only for the amount, if any, which it would have paid had the Third-Party Claim been settled as proposed by the Indemnitee, and (y) all reasonable attorneys' fees and expenses and costs of suit incurred by the Indemnitee subsequent to the time of the proposed settlement shall be paid or reimbursed by the Indemnitor.

                    (v) In determining whether to accept or reject any settlement proposal, each party shall act in good faith and with due regard for the reasonable commercial and financial interests of the other.

  (f) Claims as to Which Indemnification is Partially Payable. Notwithstanding the foregoing, in the event of any settlement of, or final judgment with respect to, a Third-Party Claim which relates to acts, omissions, conditions, events or other matters occurring both before and after the Closing Date, the Indemnitee and the Indemnitor shall negotiate in good faith as to the portion of such Third-Party Claim as to which such indemnification is payable.

  (g) Cooperation. etc. The Indemnitee and the Indemnitor shall cooperate with one another in good faith in connection with the defense, compromise or settlement of any claim or action. Without limiting the generality of the foregoing, the party controlling the defense or settlement of any matter shall take steps reasonably designed to ensure that the other party and its counsel are informed at all times of the status of such matter. Neither party shall dispose of, compromise or settle any claim or action in a manner that is not reasonable under the circumstances and in good faith. The Indemnitor and Indemnitee shall enter into such confidentiality and other non-disclosure agreements as the Indemnitee or Indemnitor, as the case may be, shall reasonably request in order to protect trade secrets and other confidential or proprietary information of the Indemnitee or Indemnitor, as the case may be.

12.  TERMINATION.

          12.01  Termination by Mutual Agreement.

  This Agreement may be terminated prior to Closing (i) by mutual agreement of Seller and Buyer or (ii) by Buyer in the event of a substantial loss under
Section 10. In such event, this Agreement shall terminate and neither Buyer nor Seller shall have any further obligation or liability to the other hereunder, except that Sections 14, 15, 16.05, 16.06 and 16.07 of the Agreement shall survive and continue in full force and effect notwithstanding such termination.

          12.02  Buyer's Default.

  Concurrently with the execution of this Agreement, Buyer has delivered to Seller an irrevocable letter of credit issued by a financial institution reasonably acceptable to Seller in the amount of $84,000,000 and in the form attached hereto as Exhibit E (the "Letter of Credit"). In the event that the transactions contemplated by this Agreement are not consummated on the Closing Date (if and as extended upon the mutual agreement of Seller and Buyer) due to Buyer's failure or refusal to close, and all of the conditions specified in
Section 6 shall have been satisfied, Seller shall be entitled, at its sole option and discretion, either to: (A) draw down the amount of the Purchase Price, as adjusted in accordance with Section 2.03, under the Letter of Credit immediately upon tendering to Buyer the instruments and documents specified in
Section 8.01(a), provided that Seller's Closing Notice advised Buyer of Seller's intent to make such draw in the event Buyer failed or refused to close; or (B) terminate this Agreement and pursue any and all of its equitable and legal causes of action against Buyer, provided that Seller's right to recover damages against Buyer shall not be limited in any respect by the provisions of Section
11.02 hereof or otherwise, and provided further that the Letter of Credit shall be returned to the financial institution issuing the Letter of Credit upon such termination. Payment of a draw under the Letter of Credit shall not constitute an admission by Buyer of Seller's entitlement to such funds. Buyer shall have the right to pursue all of its equitable and legal causes of action against Seller as a result of any such draw and Buyer's right to recover damages from Seller as a result thereof shall not be limited in any respect by the provisions of Section 11.02 hereof or otherwise.

          12.03  Seller's Default.

  In the event that the transactions contemplated by this Agreement are not consummated on the Closing Date (if and as extended) due to Seller's failure or refusal to close, and all of the conditions specified in Section 7 shall have been satisfied, Buyer shall be entitled to pursue any and all of its equitable and legal causes of action against Seller.

          12.04  Termination by Buyer or Seller.

  This Agreement may be terminated by Buyer or Seller at any time after September 30, 1996 (the "Termination Date") in the event that any condition set forth in Sections 6 or 7 hereof has not been satisfied or tendered by the party owing performance for any reason other than a material breach or default by such party of its respective covenants, agreements, or other obligations under this Agreement, or waived by the party for whose benefit the condition is intended. Upon such termination, neither Buyer nor Seller shall have any further obligation or liability to the other hereunder, except that Sections 14, 15, 16.05, 16.06 and 16.07 of this Agreement shall survive and continue in full force and effect notwithstanding such termination.

13.  NOTICE.

  All notices and other communications hereunder shall be in writing and delivered by one of the following methods of delivery: (i) personally, (ii) by registered or certified mail, return receipt requested, postage prepaid, (iii) by overnight courier, or (iv) by legible facsimile transmission, in all cases addressed as follows:

          To Buyer:

          Global Acquisition Partners, L.P.
          5 West Third Street
          Coudersport, PA 16915
          Telecopy: (814) 274-8631
          Attention: Colin H. Higgin, Esq.

                With a copy to:

                      Buchanan Ingersoll Professional Corporation
                      One Oxford Centre
                      301 Grant Street, 20th Floor
                      Pittsburgh, PA 15219-1410
                      Telecopy: (412) 562-1041
                      Attention: Bruce I. Booken, Esq.

          To Seller or Jones:

          Jones Intercable, Inc.
          9697 E. Mineral Avenue
          Englewood, CO 80112
          Telecopy: (303) 799-4675
          Attention: President

                With a copy to:

                      Jones Intercable, Inc.
                      9697 E. Mineral Avenue
                      Englewood, CO 80112
                      Telecopy: (303) 799-1644
                      Attention: General Counsel

or to such address as such party may indicate by a notice delivered to the other parties hereto. Notice shall be deemed received the same day (when delivered personally), five (5) days after mailing (when sent by registered or certified mail) or the next business day (when sent by facsimile transmission or when delivered by overnight courier). Any party to this Agreement may change its address to which all communications and notices may be sent hereunder by addressing notices of such change in the manner provided.

14.  BROKERAGE COMMISSION.

  Buyer and Seller each represent and warrant that all negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by each directly with the other without intervention of any person, except that Seller has retained The Jones Group, Ltd. (the "Group") as its sole broker and finder in connection with this Agreement and the transactions contemplated hereby, and Seller has agreed to pay the entire commission of the Group. Buyer shall have no liability or responsibility for the commissions payable to the Group. Each party to this Agreement indemnifies the other and holds it harmless against and in respect of any claim against the other for brokerage or other commissions relative to this Agreement and the transactions contemplated hereby by the indemnifying party's employees, agents or consultants.

15.  LAWS GOVERNING.

          15.01  Laws Governing.

  The construction, interpretation and enforcement of this Agreement and the rights of the parties hereunder shall be governed by the laws of the State of New York without regard to any jurisdiction's conflicts of law provisions.

          15.02  Consent to Jurisdiction.

  Each of the parties hereto hereby irrevocably consents and submits to the nonexclusive personal jurisdiction of the United States District Court for the Western District of New York and the courts of Erie County, New York over any suit, action or proceeding under this Agreement, and irrevocably agrees that all claims with respect thereto may be heard and determined in such courts. Service of process in any such suit, action or proceeding may be made in the manner hereinabove set forth for the giving of notices and the same shall constitute valid personal service for all purposes, each party hereby waiving personal service by other means.

16.  MISCELLANEOUS.

          16.01  Counterparts; Telecopy.

  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. Delivery of executed signature pages hereof by facsimile transmission shall constitute effective and binding execution and delivery hereof.

          16.02 Assignment.

  This Agreement may not be assigned by any party hereto without the prior written consent of the other parties; provided, however, that Buyer may assign this Agreement to one or more of the subsidiaries or affiliates of Buyer, without the prior written consent of Seller, provided Buyer remains primarily liable to fully perform the terms of this Agreement.

          16.03 Entire Agreement.

  This Agreement is an integrated document, contains the entire agreement between the parties, wholly cancels, terminates and supersedes any and all previous and/or contemporaneous oral agreements, negotiations, commitments and writings between the parties hereto with respect to such subject matter. No change, modification, termination, notice of termination, discharge or abandonment of this Agreement or any of the provisions hereof, nor any representation, promise or condition relating to this Agreement, shall be binding upon the parties hereto unless made in writing and signed by the parties hereto, except that termination or notices of termination which may be effected pursuant to the terms of this Agreement by either party to the Agreement shall be binding if made in writing and signed by the applicable party.

          16.04 Interpretation.

  Article titles and headings to Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of any of the provisions of this Agreement. All references to Sections, subsections, Schedules or Exhibits contained in this Agreement are references to the Sections and subsections of this Agreement and the Schedules or Exhibits described on the list immediately following the signature page hereto and attached hereto. All references to the word "including" shall have the meaning represented by the phrase "including without limitation." As used herein, the phrase "after due inquiry" is limited to inquiry within the organization of Seller or Buyer, as the case may be. As used herein, the phrase "commercially reasonable efforts" shall not be deemed to require a party to undertake extraordinary measures, including the initiation or prosecution of legal proceedings or the payment of amounts in excess of normal and usual filing and processing fees, if any.

          16.05 Expenses.

  Except as otherwise expressly provided herein, Seller and Buyer each will pay all costs and expenses, including any and all legal and accounting fees, of its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with. Seller and Buyer agree to share equally (i) any sales or transfer taxes, recording fees or other similar costs or fees payable in connection with the transfer of the Assets to be Acquired,
(ii) the costs and expenses relating to the appraisals performed pursuant to
Section 2.04, and (iii) the fees required under the HSR Act.

          16.06 Confidentiality.

  Any and all information obtained by Buyer from Seller in connection with the transactions contemplated by this Agreement which is confidential in nature (collectively, the "Evaluation Material") shall be kept strictly confidential by Buyer prior to the Closing Date; provided, however, that any Evaluation Material may be disclosed to agents, employees, officers, directors, investors, advisors and other representatives of Buyer who need to know such Evaluation Material (it being agreed that such representative shall be informed by Buyer of the confidential nature of such Evaluation Material and shall be directed to deal with such Evaluation Material confidentially) and, further, may be disclosed to the extent required by law, including applicable securities laws, or by written or oral question or request for information or documents in legal proceedings, interrogatories, subpoenas, civil investigative demands or similar processes. For purposes of this Agreement, the term "Evaluation Material" does not include information which (i) becomes generally available to the public other than as a result of disclosure by Buyer or any Buyer representative in violation of the terms hereof, (ii) was available on a non-confidential basis prior to disclosure to Buyer by Seller or any of their directors or any of its directors, officers, employees, agents or representatives, or (iii) becomes available to Buyer on a non-confidential basis from a source which is not bound by a confidentiality agreement with Seller.

          16.07 Public Announcements.

  Neither Buyer nor Seller shall, without the approval of the other party (which may not be unreasonably withheld), make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that such party shall be so obligated by law (including any legal obligation imposed on Buyer in connection with its status as a publicly-held corporation), in which case the other party shall be advised and Buyer and Seller shall use their reasonable efforts to cause a mutually agreeable release or announcement to be issued.

          16.08 Waivers.

  Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof, but any such waiver must be in writing and must comply with the notice provisions contained in Section 13. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

          16.09 Partial Invalidity.

  Wherever possible, each provision hereof shall be interpreted in such a manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein, unless the deletion of such provision or provisions would result in such a material change as to cause the completion of the transactions contemplated hereby to be unreasonable.

          16.10 Incorporation by Reference.

  Any and all Schedules, Exhibits, Recitals, statements, reports, certificates or other documents or instruments referred to herein or attached hereto are incorporated herein by reference thereto as though fully set forth at the point referred to in this Agreement.

          16.11 Attorneys' Fees.

  Notwithstanding any other provision of this Agreement, the prevailing party in any litigation or other legal proceeding between Buyer and Seller with respect to this Agreement or the transactions contemplated hereby shall be entitled to recover from the nonprevailing party its reasonable attorneys' fees and costs of the proceeding.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized corporate officers on the day and year first above written.

                                       GLOBAL ACQUISITION PARTNERS, L.P.



                                       By: /s/ Michael J. Rigas
                                          ----------------------------------

                                       Title: General Partner
                                             -------------------------------

                                       CABLE TV FUND 11-B, LTD.

                                       By:  JONES INTERCABLE, INC.,
                                            General Partner


                                       By: /s/ James B. O'Brien
                                          ----------------------------------

                                       Title: President
                                             -------------------------------


                                       JONES INTERCABLE, INC.


                                       By: /s/ James B. O'Brien
                                          ----------------------------------

                                       Title: President
                                             -------------------------------

                                   EXHIBIT A
                           NON-COMPETITION AGREEMENT


      MADE this ______ day of _____________, 19 ___, by and among HIGHLAND VIDEO ASSOCIATES, L.P., a Pennsylvania limited partnership ("Buyer"), CABLE TV FUND 11-B, LTD., a Colorado limited partnership ("Seller"), and JONES INTERCABLE, INC., a _______________ ("Jones").

                                  WITNESSETH:
                                  ----------

      WHEREAS, Buyer is purchasing from Seller pursuant to a Purchase and Sale Agreement dated _____________, 1995 (the "Agreement of Purchase"), substantially all of the assets of Seller used in connection with the operation of the Acquired Systems (capitalized terms used herein and not otherwise defined have the meanings given them in the Agreement of Purchase); and

      WHEREAS, Jones is the managing general partner of Seller; and

      WHEREAS, Buyer intends to continue the operations of the Acquired Systems, and Seller and Jones are willing to enter into this Agreement in consideration of Buyer's purchase of the Acquired Systems; and

      WHEREAS, Seller and Jones are willing to execute and deliver this Agreement as an inducement to and a condition precedent of Buyer's consummation of the transactions contemplated by the Agreement of Purchase.

      NOW, THEREFORE, in consideration of the promises contained herein and for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

      1. Term. The term of this Agreement shall commence on the Closing Date (as defined in the Agreement of Purchase) and continue for a period of five (5) years thereafter.

      2. Agreement Not to Compete. Seller and Jones hereby jointly and severally agree that, during the term of this Agreement, they will not, directly or indirectly, whether as a consultant, partner, owner, agent, stockholder or otherwise, alone or in association with any other person, corporation or other entity, take any action in competition with the following business of Buyer:

      Engaging, investing or participating, directly or indirectly in the ownership, construction, operation or management of any cable television system, subscription television system, multi-point distribution system, master antenna television system, satellite master antenna television system, basic or pay television provided through private operation fixed microwave services, or any similar system or service; participating in any effort to obtain franchises, licenses or similar rights or agreements to authorize the delivery of the foregoing services; or selling or renting any equipment ancillary or necessary to the reception and/or enjoyment of television programming, in the counties currently served by the Acquired Systems (which counties are listed on Exhibit A hereto) and in all counties contiguous thereto (the "Covered Areas"). Without limiting the generality of the foregoing, Seller and Jones will not, directly or indirectly, within the covered Areas:

            (a) Deliver any cable service;

            (b) Seller, lease or rent any equipment ancillary or accessory to the reception and/or enjoyment of video or television programming, or any cable service;

            (c) Participate either directly or indirectly in any effort to obtain franchises or licenses authorizing delivery of any cable service;

            (d) Own or operate any television or video programming service with a primary signal distribution facility other than television broadcasting stations; or

            (e) Own or operate any business engaged in the sale or lease of video cassette recorder tapes and related items.

      In addition, Seller and Jones agree not to solicit or to accept any current or future customers of Buyer located in the Covered Areas for the purpose of selling cable service or video programming. As used in this Agreement, the terms "video programming" and "cable service" shall have the meanings ascribed to them in 47 U.S.C. (S) 522. Notwithstanding the foregoing, nothing contained herein shall preclude Seller or Jones from the purchase or passive ownership of securities in a publicly-held corporation which competes with Buyer in the Covered Areas, so long as the combined holdings of Seller and Jones do not exceed five percent (5%) of the outstanding class of securities of such publicly-held corporation.

      3. Employees. During the term hereof, neither Seller nor Jones will directly or indirectly, individually or through any other entity or otherwise, without the prior written consent of Buyer, knowingly employ or seek to employ any persons who are now or hereafter become full time or part time executive, managerial or technical employees of the Acquired Systems nor will they knowingly take any action detrimental to the relationship between Buyer and the present and future employees of the Acquired Systems.

      4. Confidentially and Non-Disclosure. Seller and Jones hereby acknowledge and agree that information concerning the sales, sales volume, sales methods, sales proposals, customers and prospective customers, technology, computer programs, documentation, hardware, manuals, formulae, processes, methods, compositions, ideas, improvements, inventions, know-how, research and other confidential and proprietary information concerning or relating to the Acquired Systems ("Proprietary Information"), constitute and will constitute confidential, valuable, special and unique assets of the Acquired Systems and of the Buyer. Accordingly, Seller and Jones, jointly and severally, covenant and agree not to:

            (a) Use any Proprietary Information for their own pecuniary benefit or for the benefit of any other person or entity;

            (b) Disclose or allow the disclosure of any Proprietary Information to any other person or entity; or

            (c) Solicit Proprietary Information from any employee, agent or other person associated with Buyer.

Notwithstanding anything to the contrary herein contained, Seller and Jones shall have the right to use any Proprietary Information which they are currently using in connection with other cable systems owned or operated by them now or hereafter, directly or indirectly, as long as such Proprietary Information is not used with respect to customers or potential customers in, or a cable system which operates within, the Covered Areas.

      5. Acknowledgment. Seller and Jones hereby acknowledge and recognize that:

            (a) This Agreement is necessary for the protection of the legitimate business interests of Buyer in purchasing the Acquired Systems;

            (b) The execution and delivery of this Agreement is a mandatory condition precedent to the closing of the Agreement of Purchase, without which the transactions contemplated by the Agreement of Purchase will not close;

            (c) The scope of this Agreement in time, geography and limitations of activities restricted is reasonable;

            (d) Neither Seller nor Jones individually or jointly has any intention of competing with Buyer within the area and the time limits set forth hereinabove;

            (e) The breach of this Agreement will be such that Buyer will not have an adequate remedy at law because of the unique nature of the assets being conveyed and the confusion to subscribers, the public and regulatory agencies which a breach would create; and

            (f) Counsel for each of Seller and Jones has reviewed this Agreement.

      6. Equitable Relief. Seller and Jones stipulate and agree that the rights of Buyer under this Agreement are of a specialized and unique character and that immediate and irreparable damage will result to Buyer and the Acquired Systems if Seller or Jones fail to or refuse to perform their obligations under this Agreement and, notwithstanding any election by Buyer to claim damages from Seller or Jones as a result of any such failure or refusal, Buyer may, in addition to any of the remedies and damages available, seek an injunction in a court of competent jurisdiction to restrain any such failure or refusal. In the event the Buyer obtains any such injunction, order, decree or other relief, in law or in equity, Seller and Jones shall be responsible for reimbursing Buyer for all costs associated with obtaining the relief, including reasonable attorneys' fees for outside and/or in-house counsel (as Buyer may elect in its sole discretion) and expenses and costs of suit.

      7. Severability. The covenants, provisions and paragraphs of this Agreement are severable. If any provisions of this Agreement as applied to any party or to any circumstances shall be adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of such provision in any other circumstances, or the validity or enforceability of this Agreement. Buyer, Seller and Jones intend this Agreement to be enforced as written. If any provision or any part thereof is held to be invalid or unenforceable because of the duration thereof or the geographic area covered thereby, all parties agree that the court making such determination shall have the power to reduce the duration and/or geographic area of such provision and/or to delete specific words or phrases, and in its modified form such provision shall then be enforceable. The parties expressly agree that this Agreement shall be given the construction that renders its provisions valid and enforceable to the maximum extent permitted by law.

      8. Consent to Jurisdiction. Service and Venue. For the purpose of any suit, action or proceeding arising out of or relating to this Agreement, Seller and Jones hereby irrevocably consent and submit to the jurisdiction and venue of the United States District Court for the Western District of New York, or, if unavailable because of lack of subject matter jurisdiction thereof, any of the courts in Erie County, New York. Seller and Jones hereby irrevocably waive any objection which they may now or hereafter have to the venue of any such suit, action or proceeding brought in such court and any claim that such suit, action or proceeding brought in such court has been brought in an inconvenient forum. The provisions of this Section shall not limited or otherwise affect the right of Buyer to institute and conduct an action in any other appropriate manner, jurisdiction or court.

      9. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered by any of the following methods: (i) personally, (ii) by registered or certified mail, (iii) by legible facsimile transmission or (iv) by overnight courier (fare prepaid), in all cases addressed as follows:

         If to Seller or Jones, to:

         Jones Intercable, Inc.
         9697 E. Mineral Avenue
         Englewood, CO 80112
         Attention: President
                  with a copy to:

                  Jones Intercable, Inc.
                  9697 E. Mineral Avenue
                  Englewood, CO 80112
                  Attention: General Counsel

            If to Buyer to:

            Highland Video Associates, L.P.
            5 West Third Street
            Coudersport, PA 16915
            Telecopy: (814) 274-8631
            Attention: Colin H. Higgin, Esquire

                  with a copy to:

                  Buchanan Ingersoll Professional Corporation
                  One Oxford Centre
                  301 Grant Street, 20th Floor
                  Pittsburgh, PA 15219
                  Telecopy: (412) 562-9316
                  Attention: Bruce I. Booken, Esquire

or to such address as such party may indicate by a notice delivered to the other parties hereto. Notice shall be deemed received the same day (when delivered personally), five (5) days after mailing (when sent by registered or certified mail), or the next business day (when sent by facsimile transmission or when delivered by overnight courier). Any party to this Agreement may change its address to which all communications and notices may be sent hereunder by addressing notices of such change in the manner provided above.

      10. Descriptive Headings. The descriptive headings of the sections hereof are for convenience of reference only and shall in no way affect or be used to construe or interpret this Agreement.

      11. Entire Agreement. This Agreement is an integrated document, contains the entire agreement between the parties, wholly cancels, terminates and supersedes any and all previous and/or contemporaneous oral agreements, negotiations, commitments and writings between the parties hereto with respect to such subject matter. No change, modification, extension, termination, discharge, abandonment or waiver of this Agreement or any of the provisions hereof, nor any representation, promise or condition relating to this Agreement, shall be binding upon the parties hereto unless made in writing and signed by the parties hereto.

      12. Remedies Cumulative. It is agreed that the rights and remedies herein provided in case of any default or breach by Seller or Jones of this Agreement are cumulative and shall not affect in any manner any other remedies that Buyer may have by reason of such default or breach by Seller or Jones. The exercise of any right or remedy herein provided shall be without prejudice to the right to exercise any other right or remedy provided herein, by law or by equity.

      13. Waiver. No waiver of any right or remedy allowed hereunder shall be implied by the failure to enforce any such right or remedy. No express waiver shall affect any such right or remedy other than that to which the waiver is applicable and only for that occurrence.

      14. Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of Buyer and its successors and assigns and the successors and assigns of Seller and Jones.

      15. Assignment. No party shall have the right to assign this Agreement without the prior written consent of the other parties hereto; provided, however, that Buyer shall have the right to assign this agreement without prior consent to any entity to whom Buyer transfers the Acquired Systems.

      16. Governing Law. This Agreement and the rights and the obligations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to any jurisdiction's conflicts of law provisions.

      17. Counterparts: Telecopy. This Agreement may be executed in one or more counterparts, each of which when taken together shall comprise one instrument. Delivery of executed signature pages hereof by facsimile transmission shall constitute effective and binding execution and delivery hereof.

      IN WITNESS WHEREOF, the parties have caused this Non-Competition Agreement to be executed on the day and year first above written.

                                       HIGHLAND VIDEO ASSOCIATES, L.P.


                                       By:_________________________________
                                       Title:______________________________


                                       CABLE TV FUND 11-B, LTD.

                                       By: JONES INTERCABLE, INC.
                                           General Partner


                                       By:_________________________________
                                       Title:______________________________


                                       JONES INTERCABLE, INC.


                                       By:_________________________________
                                       Title:______________________________

                                   Exhibit B
                                      to
                          Purchase and Sale Agreement
                                 by and among
                           Cable TV Fund 11-B, Ltd.,
                          Jones Intercable, Inc. and
                       Global Acquisition Partners, L.P.


                                       _____________, 199_


__________________________
5 West Third Street
Coudersport, PA 16915

      Re: Purchase and Sale Agreement dated October __, 1995, (the "Purchase Agreement"), Cable TV Fund 11-B, Ltd. ("Seller"), Jones Intercable, Inc. ("Jones") And Global Acquisition Partners, L.P. ("Buyer")

Ladies and Gentlemen:

      I am General Counsel of Jones, the general partner of Seller, and have acted as counsel to Seller in connection with the transactions contemplated by the Purchase Agreement. This opinion is being delivered to you pursuant to
Section 6.01(f) of the Purchase Agreement. All terms used herein and not otherwise defined herein shall have the same meanings assigned to them in the Purchase Agreement.

      In my capacity as counsel to Seller, I or persons under my supervision have examined the Purchase Agreement, including the schedules and exhibits thereto, and such other records, agreements, instruments, certificates and matters as I have considered necessary for the purpose of this opinion. As to certain factual matters, I have relied on certificates and oral confirmations issued or given by public officials, and on documents and information furnished to me by appropriate corporate officers of Seller.

      In such examination, I have assumed the genuineness of all signatures, other than the signatures of the officers of Seller, the authenticity of all documents submitted to me as originals, the conformity with original documents of all documents submitted to me as certified, telecopied, photostatic or reproduced copies, and the authenticity of such latter documents. I have also assumed that the

_____________________
_______________, 199_
Page 2


Purchase Agreement and each and every other document and instrument executed and delivered by Buyer have been duly authorized by all necessary action on the part of Buyer, have been duly executed and delivered by authorized agents of Buyer, and constitute the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.

      I am qualified to practice law in the State of Colorado only and do not purport to express an opinion concerning the laws of any jurisdiction other than the internal laws of the State of Colorado and the United States federal law (except that no opinion is expressed herein with respect to the Communications Act of 1934, as amended, or the rules, regulations and orders promulgated or issued by the Federal Communications Commission thereunder). I am expressing no opinion herein as to whether a court would apply Colorado law to any particular aspect of the subject matter hereof. To the extent that the laws of any other state purport to govern the documents referenced herein, you may rely on my opinion with respect to such laws to the extent that the laws of such state or states are substantially the same as the laws of the State of Colorado, as to which sameness I express no opinion.

      The opinion set forth in numbered paragraph 2 below relating to the enforceability of the Purchase Agreement and the Seller Transaction Documents is subject to the following limitation: such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), and constitutional, statutory, common law or judicial requirements of notice and due process.

      Based upon and subject to the foregoing and any other qualifications stated herein, I am of the opinion that:

      1. Seller is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Colorado. Seller has all requisite partnership power and authority to own or lease its assets, to own and operate the Acquired Systems owned and operated by it, to carry on its business as now conducted, to enter into the Purchase Agreement and Seller Transaction Documents, and to perform the terms of the Purchase Agreement and Seller Transaction Documents. Seller is duly qualified or licensed to do business and in good standing in the State of New York.

_____________________
_______________, 199_
Page 3


    2. Jones is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and has all requisite corporate power and authority to carry on its business as now conducted, to enter into the Purchase Agreement and Seller Transaction Documents, and to perform the terms of the Purchase Agreement and Seller Transaction Documents (to the extent a party thereto). Jones is duly qualified and licensed to do business and in good standing in the State of New York.

    3. Except as set forth on the Schedules to the Purchase Agreement, the execution and delivery of this Agreement and of the Seller Transaction Documents by Seller and Jones (to the extent a party thereto), the consummation of the transactions contemplated thereby and fulfillment of and compliance with the terms and provisions thereof do not (i) violate any provision of any judicial or administrative order, award, judgment or decree applicable to Seller, Jones or the Assets to be Acquired; (ii) conflict with or violate any of the provisions of the Limited Partnership Agreement of Seller or the Articles of Incorporation or Bylaws of Jones; or (iii) conflict with, result in a breach of or constitute a default under any agreement or instrument to which Seller or Jones is a party or by which Seller or Jones or the Assets to be Acquired is bound.

    4. The Purchase Agreement and the Seller Transaction Documents, when executed and delivered by Seller and Jones (to the extent a party thereto), will have been duly authorized, executed and delivered by Seller and Jones, and will constitute legal, valid and binding obligations of Seller and Jones (to the extent a party thereto), enforceable against them in accordance with their terms.

    5. To my knowledge, Seller is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules, regulations, orders, writs, injunctions, ordinances or decrees of any governing authority, federal, state or local court, or of any municipal or governmental department, commission, board, bureau, agency or municipality having jurisdiction over it or the Acquired Systems.

    6. Except as set forth in the Schedules to the Purchase Agreement, there is, to my knowledge, no litigation at law or in equity, or any proceedings before any commission, agency or other governmental authority, pending or threatened against Seller or the Acquired Systems.

    This opinion is rendered to you and to The Bank of Nova Scotia in connection with the transactions contemplated by the Purchase Agreement and is

________________________
__________________, 199_
Page 4

not to be quoted in whole or in part or otherwise referred to in any of your financial statements or other public releases, nor is it to be filed with any governmental authority or any person without my prior written consent. I assume no obligation to advise you or The Bank of Nova Scotia of any changes in the opinion set forth herein which may come to my attention after the date hereof. This opinion may not be relied on by any other person or for any purpose whatsoever other than the consummation of the transactions contemplated by the Purchase Agreement.

                                Very truly yours,



                                General Counsel

(17281)

                                   EXHIBIT C


                          SELLER'S REGULATORY OPINION
                          ---------------------------

                                    [DATE]

      Gentlemen:

             This opinion letter is provided to you pursuant to the provisions of Section 6.01(h) of the Purchase and Sale Agreement (the "Agreement") dated as of [ ], 1995 by and between Cable TV Fund 11-B, Ltd. (the "Seller") and Adelphia Communications Corporation (the "Buyer"). The opinions expressed herein relate only to the cable television systems (hereinafter collectively referred to as the "Systems") owned and operated by the Seller and serving the communities listed on Exhibit A attached hereto. Unless otherwise defined herein, capitalized terms used in this opinion shall have the respective meanings ascribed to them in the Agreement.

             We have acted as special communications counsel to Seller in connection with the Agreement. Our role as special counsel to Seller has been limited to matters specifically related to the Communication Act of 1934, as amended (the "Communication Act"), the rules and regulations of the Federal Communication Commission (the "FCC"). Section 111 of the Copyright Act of 1976, as amended (the "Copyright Act"), and the rules and regulations of the United States Copyright Office (the "Copyright Office") pertinent thereto.

             In our capacity as special counsel and in order to provide the opinions rendered herein, we have examined a copy of the Agreement. We have also examined the available public records of the FCC and the Copyright Office that are located in the public reference room of each such federal agency's Washington, D.C. office and we have also examined such other documents and papers and have made such investigations as we have considered necessary or appropriate as a basis for the opinions hereinafter set forth. In rendering the opinions herein expressed, we have assumed: (i) the genuineness of all signatures on documents submitted to us; (ii) the legal capacity of natural persons; (iii) the authenticity and completeness of all documents submitted to us as originals; (iv) the conformity with original documents of all documents submitted to us as certified, conformed or photostatic copies or facsimiles; (v) the authority of the person or persons who executed any such documents on behalf of any person or entity; and (vi) as to such person or entity, we have assumed the such person or entity has all the requisite power and authority and has fulfilled all necessary procedures to take and adopt the actions, or enter into the agreements, set forth in such documents executed by him or it or on its behalf and to effect the actions contemplated thereby and that such agreements constitute the legal, valid and binding obligations of such parties.

             As to factual matters relevant to the opinions below, we have also assumed, and relied upon without any independent inquiry, verification or examination by us, the accuracy and completeness of (i) all records of the Seller and the Systems made available to

September 15, 1995
Page 2

us; (ii) all statements, representations and warranties of the Seller set forth in the Agreement; (iii) all certificates provided and statements made to us by agents and representatives of the Seller; and (iv) the publicly available records of the FCC and the Copyright Office at the time of examination by us, and the absence of changes since the date of our examinations.

      Whenever an opinion herein with respect to the existence or absence of facts is indicated to be based on our knowledge, it is intended to signify that during the course of our representation of the Seller in connection with the Agreement and after due inquiry as specified below, no information has come to the attention of the attorneys in our firm working on this transaction which would give those attorneys actual knowledge of the existence or absence of such facts. Other than our review of available public records of the FCC and Copyright Office described above and a certificate supplied by the Seller providing factual information regarding the opinions stated herein, we have not undertaken any independent investigation to determine the existence or absence of such facts and no inference as to our knowledge of the existence or absence of such facts should be drawn from our serving as special communications counsel to the Seller.

      The opinions stated herein relate only to the Systems, as described to us by the Seller and its agents. Except as specifically noted herein, the opinions stated herein are limited strictly to such areas of compliance as can be demonstrated by the available public records of the FCC and the Copyright Office and do not purport to cover areas of compliance that can be determined only through an inspection of the Systems, their work product, records or operations. It is possible that there may be matters pending before the FCC relating to the Systems or the Seller of which we do not have knowledge because such matters have not yet been incorporated into the available public files of the FCC.

      We are qualified to practice law in the District of Columbia and we do not purport to express opinions herein concerning the laws of any jurisdiction other than the laws of the United States of America identified above. Our opinions are limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions stated herein are as of the date of this letter and we undertake no obligation to advise the parties of any changes that may occur thereafter. In giving this opinion, we have assumed without further investigation that the parties to the Agreement have taken all necessary and proper steps to authorize the execution and performance thereof.

      On the basis of the foregoing, and subject to the assumptions, limitations and exceptions contained herein, it is our opinion that:

    1. Seller holds the FCC licenses listed in Exhibit B attached hereto and to our knowledge, except for their assignment to the Buyer, these licenses are currently valid

September 15, 1995
Page 3

and have not been revoked by the FCC. To our knowledge, based solely on the Systems' current operations as described by the Seller, Exhibit B hereto lists all FCC licenses that are required by the FCC to operate the Systems as presently operated and that, if absent, would have a material adverse effect on the Systems' operations taken as a whole.

      2. Except as noted in Exhibit C attached hereto. Seller has submitted to the FCC all registration statements and other filings (including FCC Form
395-A, Form 325 and Form 320) required to be submitted to the FCC under its rules and regulations which, if not submitted to the FCC, would have a material adverse effect on the Systems' operations taken as a whole. All frequencies within the restricted aeronautical and navigational bands (i.e., 108-137 Mhz and 225-400 Mhz) which have been reported to us as being used on the Systems have been authorized in all material respects for such use by the FCC. The Seller's FCC employment unit covering the Systems that has been required under the FCC's regulations to file FCC annual employment reports has been certified by the FCC for compliance with the FCC's equal employment opportunity requirements for each annual reporting period from and including 1989 through 199[ ], and the FCC is currently reviewing the annual employment reports for the 199[ ] reporting year.

      3. To our knowledge, based solely on the information provided by Seller and on information contained in the Television and Cable Factbook, the Systems are carrying all of the broadcast television signals currently required to be carried pursuant to FCC regulations law, [except as noted in Exhibit C,] and have retransmission consent where required by FCC regulations for all other commercial television stations currently carried on the Systems without regard to their enforceability or whether they may be assigned or transferred to the Buyer. Based solely upon information provided by Seller, Exhibit C hereto identifies those broadcast television signals carried pursuant to "must-carry" regulations and those television signals carried pursuant to retransmission consent.

      4. Except as noted in Exhibit D hereto and except with respect to general rulemakings and similar matters relating generally to the cable television industry, and matters covered by Paragraph No. 8 below, to our knowledge: (i) there is no pending adverse FCC judgment, decree or order which has been issued specifically against the Systems or against the Seller with respect to the Systems; and (ii) there is no FCC action, proceeding or investigation pending or, based solely upon representations of the Seller, threatened by the FCC against the Systems or the Seller that, if adversely determined, would have a material adverse effect on the Systems' operations taken as a whole.

      5. All Statements of Account (collectively the "Copyright Filings") that are required under Section 111 of the Copyright Act for accounting periods beginning with the second accounting period of 1992 in connection with the retransmission of any broadcast

September 15, 1995
Page 4

television signals on the Systems have been filed with the Copyright Office. We have not conducted an audit of the Copyright filings and related royalty payments and therefore express no opinion as to whether the amounts of the royalty payments or the statements or the representations made therein are correct. Based on the Copyright Office's available public records, there are no outstanding inquiry letters issued by the Copyright Office to the Seller concerning any of the copyright filings or related royalty payments made with respect to the Systems. It is possible that there may be matters pending before the Copyright Office relating to the copyright filings, the Systems or the Seller of which we do not have knowledge because such matters have not yet been incorporated into the available public files of the Copyright Office. To our knowledge, there is no pending claim, action, demand or litigation by any other person with respect to the copyright filings or related royalty payments made by the Systems.

      6. Based solely on the Seller's representations concerning the height and location of the towers used in connection with the operation of the Systems, all necessary FAA tower clearances have been obtained for such towers.

      7. To our knowledge, based solely on the information provided by the Seller, the execution, delivery, and performance of the Agreement by the Seller complies with the three-year holding requirement of Section 617 of the Communications Act and Section 76.502(a) of the FCC's regulations because the Seller has owned the Systems for a period which exceeds thirty-six (36) months following their acquisition and/or initial construction.

      8. Except as set forth in Schedule           hereto, and without regard
to the merit of such matters listed on the Schedule, to the best of our knowledge based on information provided by the Seller and our review of unofficial logs compiled by the FCC's independent contractor of FCC Form 328 and FCC Form 329 filed with the FCC as of , 199 , [none of the Systems' franchising authorities have sought certification from the FCC to regulate basic service and equipment rates] [and there have been no complaints filed with the FCC with respect to rates or cable programming services.] It may be possible that some Form 328 and Form 329 filings of which we do not have knowledge have been submitted to the FCC but have not yet been incorporated into the unofficial logs compiled by the FCC's independent contractor.

      9. To the best of our knowledge, based solely on information provided by Seller, Seller has owned the Systems for more than 36 months following their acquisition.

      l0. Except for the FCC's consent to the assignment of the licenses listed on Exhibit B and except as noted below, the execution, delivery and performance by Seller of

September 15, 1995
Page 5

the Agreement do not require the approval of the FCC and will not be contrary to the Communications Act or the rules and regulations of the FCC. To our knowledge, based solely on the representations of the Seller concerning its ownership of the Systems, the Seller's sale of the Systems complies in all material respects with Section 76.502 of the FCC's regulations. Prior to exercising any right to control or operate the Systems pursuant to the Agreement, the Buyer must comply with the Communications Act and the FCC's rules and regulations, including but not limited to any applicable prohibition on cross-ownership of media interests. Additionally, the Buyer must file a post-closing notification with the FCC reporting the assignment of the Systems to the Buyer.

      This opinion letter is solely for your information in connection with the transaction described herein and it may not be quoted in whole or part or otherwise referred to, nor may it be filed with or furnished to any governmental agency or other person, without prior written consent of this firm, and this letter may not be relied upon by any other person for any other purposes whatsoever.

                                  Sincerely,

                                  DOW, LOHNES & ALBERTSON



                                  By:_______________________________
                                     Peter H. Feinberg
                                     Partner

Attachments

                                   EXHIBIT D

                        FORM OF BUYER'S COUNSEL OPINION


     All capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase and Sale Agreement.

     (a) Buyer is a corporation duly incorporated and organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute, deliver and perform the Purchase and Sale Agreement and the Non-Competition Agreement according to their respective terms.

     (b) The Purchase and Sale Agreement and the Non-Competition Agreement have been duly authorized and approved on behalf of Buyer by all necessary corporate action.

     (c) The Purchase and Sale Agreement and the Non-Competition Agreement have been duly executed and delivered by Buyer and each constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except in each case: the enforceability of the documents referred to may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws and principles of equity and public policy affecting creditors' rights generally.

     (d) Neither the execution, delivery and performance by Buyer of the Purchase and Sale Agreement and the Non-Competition Agreement, nor the consummation by Buyer of the transactions contemplated thereby, will constitute a violation of or conflict with or result in any breach of or default under the terms, conditions or provisions of any material agreement or instrument known to me to which Buyer is a party or by which it is bound.

[Buyer's counsel's opinion delivered at Closing shall contain customary introductions and qualifications not reflected herein, all in form and substance reasonably satisfactory to Seller.]

                                                                 EXHIBIT E


                     IRREVOCABLE STANDBY LETTER OF CREDIT



Irrevocable Standby Letter of Credit No. [TO COME]
Stated Amount: $84,000,000

Dated: September __, 1995

Cable TV Fund 11-B, Ltd.
c/o Jones Intercable, Inc.
9697 East Mineral Avenue
Englewood, Colorado 90112

Attention: President

Ladies and Gentlemen:

     At the request and for the account of our customer, Global Acquisition Partners, L.P., a Delaware limited partnership (the "Account Party"), we hereby establish in your favor this irrevocable, standby, Letter of Credit in the original amount of $84,000,000 (EIGHTY-FOUR MILLION DOLLARS), as such amount may be reduced pursuant to the terms of this Letter of Credit (the "Stated Amount").

     SECTION l. Definitions. The following terms when used in this Letter of Credit shall have the meanings set forth below:

     "Account Party" is defined in the first paragraph.

     "Authorized Officer" shall mean any one of the Chairman, President or Vice President of Jones Intercable, Inc., a Colorado corporation (which is the general partner of the Beneficiary), in each case whose signatures shall have been satisfactorily certified to us.

     "Beneficiary" means Cable TV Fund 11-B, Ltd., a Colorado limited partnership.

     "Business Day" shall mean any day (other than a Saturday or Sunday) on which commercial banks located in New York, New York are not required or authorized to remain closed.

     "Payment Office" is defined in Section 2.

     "Purchase Agreement" means the Purchase and Sale Agreement, dated as of September __, 1995, by and among the Beneficiary, Jones Intercable, Inc. and the Account Party, without giving effect to any amendments, supplements or other modifications thereto made after the date hereof.

     "Stated Amount" means, at any time, the original amount of this Letter of Credit set forth in the first paragraph hereof, as such amount is reduced in accordance with Section 4.

     "Stated Expiry Date" means, subject to the terms of this Letter of Credit, September 30, 1996.

     SECTION 2. Presentation. Drawings and funds under this Letter of Credit will be made available to the Beneficiary, in lawful currency of the United States of America, against receipt by us of the original signed counterpart of the Beneficiary's written Certificate of Demand for Payment in the form of Attachment I hereto, appropriately completed and purportedly executed by an Authorized Officer accompanied by this originally executed Letter of Credit. Presentation of each such certificate shall be made in person at our office (our "Payment Office") located at One Liberty Plaza, Floor 24, New York,
New York 10006, Attention: Sandra Edwards (with a copy to our office at One Liberty Plaza, Floor 26, Attention: Vincent Fitzgerald).

     SECTION 3. Payments, etc. Drawings in respect of payments hereunder shall not exceed the then effective Stated Amount. Subject to Section 2, demands for payment in lawful money of the United States of America may be made by you under this Letter of Credit at any time during our business hours at our Payment Office on any Business Day. If demand for payment is made by you hereunder at or prior to 10:00 a.m., New York time, on a Business Day, and provided that such demand for payment and the documents presented in connection therewith strictly conform to the terms and conditions hereof, payment shall be made to you of the amount demanded, in immediately available funds, not later than 4:00 p.m., New York time, on the same day. If demand for payment is made by you hereunder after 10:00 a.m., New York time, on a Business Day, and provided that such demand for payment and the documents presented in connection therewith strictly conform to the terms and conditions hereof, payment shall be made to you of the amount demanded, in immediately available funds, not later than 11:00 a.m., New York time, on the next succeeding Business Day. If requested by you, payment under this Letter of Credit will be made by wire transfer of same day funds to the account specified in your demand for payment. If a demand for payment made by you hereunder does not, in any instance, strictly conform to the terms and conditions of this Letter of Credit, we shall give you prompt notice that the demand for payment was not effected in accordance with the terms and conditions of this Letter of Credit, stating the reasons therefor, and that we will (subject to your further instructions) hold any documents which have been delivered to us by you. Upon being notified that the demand for payment was not effected in conformity with this Letter of Credit, you may attempt to correct any such non-conforming demand for payment to the extent that you are then entitled and able to do so. We shall not be responsible for the content or verification of any statement or certificate presented pursuant to this Letter of Credit, nor the authorization of the signatory of such statement or certificate.

     SECTION 4. Demand Limited to Stated Amount. Each drawing honored by us hereunder shall pro tanto automatically and permanently reduce the Stated Amount by the amount of such payment (and there shall be no reinstatement thereof) and no demand for payment hereunder shall exceed the Stated Amount in effect at such time.

     SECTION 5. Discharge. Only the Beneficiary may make a demand for payment under this Letter of Credit. Upon the payment to you, to your designee, or to your account of the amount demanded hereunder, we shall be fully discharged of our obligation under this Letter of Credit to the extent of such payment, and, to the extent of such payment, we shall not thereafter be obligated to make any further payments under this Letter of Credit. By paying to you, to your designee, or to your account any amount demanded in accordance herewith, we make no representation as to the correctness of the amount demanded.

     SECTION 6.  Termination.  Upon the earliest of:

           (a) the making by us of any payment available to be made hereunder;

           (b) the close of business at our Payment Office on the Stated Expiry Date;

           (c) the consummation of the acquisition of the Assets to be Acquired (as such term is defined in the Purchase Agreement) by the Account Party pursuant to the terms of the Purchase Agreement;

          (d) the expiration or termination of the Purchase
     Agreement by its terms, whether or not the Account Party has purchased the Assets to be Acquired (as defined in the Purchase Agreement); and

          (e) receipt by us of a certificate purportedly signed by an Authorized Officer and by a general partner of the Account Party stating that the Letter of Credit is terminated,

this Letter of Credit shall automatically terminate. Upon its termination, you shall promptly deliver this originally executed Letter of Credit to us for cancellation.

     SECTION 1. Notices, etc. Except as otherwise herein provided, all notices and other communications provided for herein shall be by telecopy, registered mail or delivery in person, in each case to an officer of the intended recipient at the following addresses or telecopy numbers:

     (i)    If to the Beneficiary, at:

            Cable TV Fund ll-B, Ltd.
            c/o Jones Intercable, Inc.
            9697 East Mineral Avenue
            Englewood, Colorado 80112
            Attention:  President
            Telecopy No.:  303-799-4675

     (ii)   If to us, at:

            The Bank of Nova Scotia
            One Liberty Plaza
            New York, New York 10006
            Attention: Sandra Edwards
            (with a copy to Vincent Fitzgerald)
            Telecopy No.:  212-225-5499

     (iii)  in each case, with a copy of such notice to:

            Global Acquisition Partners, L.P.
            5 West Third Street
            Coudersport, PA 16915
            Attention: James Brown
            Telecopy No.:  8l4-274-8631

     All notices and other communications shall be deemed to have been duly given when received (receipt acknowledged, in the case of telecopy).

     SECTION 8. Governing Law. This Letter of Credit shall be subject to the Uniform Customs and Practices for Documentary Credits (1993 revision), International Chamber of Commerce Publication No. 500 (the "Uniform Customs"). This Letter of Credit shall be deemed to be issued under the laws of the State of New York and shall, as to matters not governed by the Uniform Customs, be governed by and construed in accordance with the internal laws of the State of New York.

     SECTION 9. Miscellaneous. This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein, except only Attachment I hereto; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except as set forth above.


                                       Very truly yours,

                                       THE BANK OF NOVA SCOTIA


                                       By
                                          -------------------------------
                                          Title:


                                       By
                                          -------------------------------
                                          Title:

                                                                 ATTACHMENT I


                       CERTIFICATE OF DEMAND FOR PAYMENT

                            _________________, 19__



The Bank of Nova Scotia
One Liberty Plaza
New York, NY 10006

Attention: Sandra Edwards


     Re:  Irrevocable Standby Letter of Credit No. [TO COME]


     Unless otherwise defined, all capitalized terms used in this Certificate of Demand for Payment have the meanings assigned thereto in the Standby Letter of Credit No. [TO COME] (the "Letter of Credit"), dated September __, 1995, issued by the Issuer on the application of Global Acquisition Partners, L.P. (the "Account Party"). The undersigned, a duly Authorized Officer of Jones Intercable, Inc. (the general partner Cable TV Fund ll-B Ltd., a Colorado limited partnership (the "Beneficiary")), hereby represents and certifies to The Bank of Nova Scotia (the "Issuer") as follows:

          (a) The Purchase Agreement has not been terminated pursuant to the terms of either Section 12.01 or Section 12.04 of the Purchase Agreement.

          (b) The Beneficiary has prior to the date hereof advised the Account Party in its Closing Notice (as defined in the Purchase Agreement) of the Beneficiary's intent to make a demand for payment under the Letter of Credit. Furthermore, (i) each of the conditions precedent set forth in
     Section 6.01 of the Purchase Agreement required to consummate the purchase of the Assets to be Acquired at Closing (as such terms are defined in the Purchase Agreement) have been met and satisfied by the Beneficiary, or have been waived in writing by the Account Party, (ii) the Beneficiary has tendered to the Account Party the instruments and documents specified in
     Section 8.01(a) of the Purchase Agreement and (iii) the Account Party has failed or refused to consummate the purchase of the Assets to be Acquired on the date required pursuant to the terms of the Purchase Agreement.

          (c) The amount being drawn under the Letter of Credit pursuant to this Certificate of Demand for Payment equals the Purchase Price (as defined in the Purchase Agreement), as determined in good faith by the Beneficiary in accordance with the provisions of Sections 2.03 and 2.05 of the Purchase Agreement, and such amount is owed to the Beneficiary by the Account Party for the Assets to be Acquired on the date hereof.

          (d) Consequently, the Beneficiary is making a demand for payment in lawful money of the United States of America under the Letter of Credit in the amount of $_______. The amount demanded hereby does not on the date hereof, and will not on the date payment hereunder is required to be made, exceed the Stated Amount (as it may have heretofore been reduced pursuant to the terms of the Letter of Credit).

          (e)

     Accompanying this Certificate of Demand for Payment is the originally executed Letter of Credit.

          (f)  [Beneficiary to insert disbursement instructions.]

     IN WITNESS WHEREOF, the Beneficiary has caused its Authorized Officer to execute and deliver this Certificate of Demand for Payment as of the ________ day of _________________________, 199_.


                                       CABLE TV FUND ll-B LTD.



                                       By:  Jones Intercable, Inc.,
                                       its General Partner


                                       By:
                                          -----------------------------
                                          Title:




                                      -2-